                                                                  EXHIBIT 10.1
===============================================================================


                               CREDIT AGREEMENT

                           DATED AS OF MAY 23, 1996

                                     AMONG

                             FRD ACQUISITION CO.,
                                 as Guarantor,

                               FRI-M CORPORATION,
                                 as Borrower,

                           THE LENDERS LISTED HEREIN,
                                  as Lenders,

                            BANKERS TRUST COMPANY,
                                 CHEMICAL BANK,
                                      and
                              CITICORP USA, INC.,
                           as Co-Syndication Agents,

                                      and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                            as Administrative Agent


===============================================================================

                               FRD AQUISITION CO.
                                      and
                               FRI-M CORPORATION

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

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                                                                        ----
Section 1.   DEFINITIONS................................................  2
      1.1    Certain Defined Terms......................................  2
      1.2    Accounting Terms; Utilization of GAAP for Purposes of
             Calculations Under Agreement............................... 33
      1.3    Other Definitional Provisions and Rules of Construction.... 34

Section 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................34
      2.1    Commitments; Making of Loans; the Register; Notes.......... 34
      2.2    Interest on the Loans...................................... 42
      2.3    Fees....................................................... 46
      2.4    Repayments, Prepayments and Reductions in Revolving Loan
             Commitments; General Provisions Regarding Payments;
             Application of Proceeds of Collateral and Payments Under
             Guaranties................................................. 46
      2.5    Use of Proceeds............................................ 55
      2.6    Special Provisions Governing Eurodollar Rate Loans......... 56
      2.7    Increased Costs; Taxes; Capital Adequacy................... 58
      2.8    Obligation of Lenders and Issuing Lenders to Mitigate...... 62

Section 3.   LETTERS OF CREDIT.......................................... 63
      3.1    Issuance of Letters of Credit and Revolving Lenders'
             Purchase of Participations Therein......................... 63
      3.2    Letter of Credit Fees...................................... 66
      3.3    Drawings and Reimbursement of Amounts Paid Under Letters
             of Credit.................................................. 66
      3.4    Obligations Absolute....................................... 69
      3.5    Indemnification; Nature of Issuing Lenders' Duties......... 70
      3.6    Increased Costs and Taxes Relating to Letters of Credit.... 71

Section 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT.................. 72
      4.1    Conditions to Term Loans and Initial Revolving Loans
             and Swing Line Loans....................................... 72
      4.2    Conditions to All Loans.................................... 83
      4.3    Conditions to Letters of Credit............................ 84

                                       i

                                                                   Page
                                                                   ----
Section 5.   HOLDINGS' AND COMPANY'S REPRESENTATIONS AND
             WARRANTIES...........................................  85
      5.1    Organization, Powers, Qualification, Good Standing,
             Business and Subsidiaries............................  85
      5.2    Authorization of Borrowing, etc......................  86
      5.3    Financial Condition..................................  87
      5.4    No Material Adverse Change; No Restricted
             Junior Payments......................................  88
      5.5    Title to Properties; Liens; Real Property............  88
      5.6    Litigation; Adverse Facts............................  89
      5.7    Payment of Taxes.....................................  89
      5.8    Performance of Agreements; Materially Adverse
             Agreements; Material Contracts; Material Flagstar
             Agreements...........................................  89
      5.9    Government Regulation................................  90
      5.10   Securities Activities................................  90
      5.11   Employee Benefit Plans...............................  90
      5.12   Certain Fees.........................................  91
      5.13   Environmental Protection.............................  91
      5.14   Employee Matters.....................................  92
      5.15   Solvency.............................................  92
      5.16   Matters Relating to Collateral.......................  92
      5.17   Related Agreements...................................  94
      5.18   Certain Indebtedness.................................  94
      5.19   Disclosure...........................................  95

Section 6.   HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS........  95
      6.1    Financial Statements and Other Reports...............  95
      6.2    Corporate Existence, etc.; Books of Record........... 102
      6.3    Payment of Taxes and Claims; Tax Consolidation....... 102
      6.4    Maintenance of Properties; Insurance; Application
             of Net Insurance/Condemnation Proceeds............... 103
      6.5    Inspection Rights; Audits of Inventory and Accounts
             Receivable; Lender Meeting .......................... 105
      6.6    Compliance with Laws, etc............................ 105
      6.7    Environmental Review and Investigation, Disclosure
             Etc.; Loan Parties' Actions Regarding Hazardous
             Materials Activities, Environmental Claims and
             Violations of Environmental Laws..................... 106
      6.8    Execution of Subsidiary Guaranty and Personal
             Property Collateral Documents by Certain Subsidaries
             and Future Subsidaries; Execution of Foreign
             Intellectual Property Collateral Documents by Loan
             Parties.............................................. 108
      6.9    Matters Relating to Additional Real Property
             Collateral........................................... 110
      6.10   Fixture Filings; Liquor License Affiliates........... 112
      6.11   Deposit Accounts and Cash Management Systems......... 112
      6.12   Certain Matters Relating to Material Contracts
             and Related Agreements............................... 115

                                                                     Page
                                                                     ----
      6.13   Certain Payments Under Related Agreements............... 115

Section 7.   HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS.............. 115
      7.1    Indebtedness............................................ 115
      7.2    Liens and Related Matters............................... 117
      7.3    Investments; Joint Ventures............................. 118
      7.4    Contingent Obligations.................................. 119
      7.5    Restricted Junior Payments.............................. 120
      7.6    Financial Covenants..................................... 121
      7.7    Restriction on Fundamental Changes; Asset Sales and
             Acquisitions............................................ 122
      7.8    Consolidated Capital Expenditures....................... 124
      7.9    Restriction on Leases................................... 124
      7.10   Sales and Lease-Backs................................... 125
      7.11   Sale or Discount of Receivables......................... 125
      7.12   Transactions with Shareholders and Affiliates........... 125
      7.13   Disposal of Subsidiary Stock............................ 126
      7.14   Conduct of Business..................................... 126
      7.15   Amendments or Waivers of Certain Related Agreements;
             Amendments of Documents Relating to Certain
             Indebtedness............................................ 126
      7.16   Fiscal Year............................................. 127

Section 8.   EVENTS OF DEFAULT....................................... 127
      8.1    Failure to Make Payments When Due....................... 127
      8.2    Default in Other Agreements............................. 128
      8.3    Breach of Certain Covenants............................. 128
      8.4    Breach of Warranty...................................... 128
      8.5    Other Defaults Under Loan Documents..................... 128
      8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.... 129
      8.7    Voluntary Bankruptcy; Appointment of Receiver, etc...... 129
      8.8    Judgments and Attachments............................... 129
      8.9    Dissolution............................................. 130
      8.10   Employee Benefit Plans.................................. 130
      8.11   Change in Control....................................... 130
      8.12   Invalidity of Guaranties; Failure of Security;
             Repudiation of Obligations.............................. 131
      8.13   Failure to Consummate Acquisition........................131
      8.14   Action Relating to Holdings Notes....................... 131
      8.15   Matters Relating to Material Flagstar Agreements........ 131

Section 9.   HOLDINGS GUARANTY....................................... 133
      9.1    Guaranteed Obligations.................................. 133
      9.2    Terms of Holdings Guaranty.............................. 134

                                                                    Page
                                                                    ----
Section 10.  AGENTS................................................. 138
      10.1   Appointment............................................ 138
      10.2   Powers and Duties; General Immunity.................... 140
      10.3   Representations and Warranties; No Responsibility
             For Appraisal of Creditworthiness...................... 141
      10.4   Right to Indemnity..................................... 141
      10.5   Successor Agents and Swing Line Lender................. 142
      10.6   Collateral Documents and Guaranties.................... 143

Section 11.  MISCELLANEOUS.......................................... 144
      11.1   Assignments and Participations in Loans and Letters
             of Credit.............................................. 144
      11.2   Expenses............................................... 147
      11.3   Indemnity.............................................. 148
      11.4   Set-Off; Security Interest in Deposit Accounts......... 149
      11.5   Ratable Sharing........................................ 149
      11.6   Amendments and Waivers................................. 150
      11.7   Independence of Covenants.............................. 151
      11.8   Notices................................................ 151
      11.9   Survival of Representations, Warranties and
             Agreements............................................. 152
      11.10  Failure or Indulgence Not Waiver; Remedies Cumulative.. 152
      11.11  Marshalling; Payments Set Aside........................ 152
      11.12  Severability........................................... 153
      11.13  Obligations Several; Independent Nature of Lenders'
             Rights................................................. 153
      11.14  Headings............................................... 153
      11.15  Applicable Law......................................... 153
      11.16  Successors and Assigns................................. 153
      11.17  Consent to Jurisdiction and Service of Process......... 154
      11.18  Waiver of Jury Trial................................... 154
      11.19  Confidentiality........................................ 155
      11.20  Counterparts; Effectiveness............................ 155

                 Signature Pages.................................... S-1

                                   EXHIBITS

I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV        FORM OF TERM NOTE
V         FORM OF REVOLVING NOTE
VI        FORM OF SWING LINE NOTE
VII       FORM OF COMPLIANCE CERTIFICATE
VIII      FORM OF OPINION OF LATHAM & WATKINS
IX        FORM OF OPINION OF O'MELVENY & MYERS
X         FORM OF ASSIGNMENT AGREEMENT
XI-A      FORM OF AUDITOR'S LETTER -- DELOITTE & TOUCHE LLP
XI-B      FORM OF AUDITOR'S LETTER -- KPMG PEAT MARWICK
XII       FORM OF CERTIFICATE RE NON-BANK STATUS
XIII      FORM OF FINANCIAL CONDITION CERTIFICATE
XIV       FORM OF COLLATERAL ACCOUNT AGREEMENT
XV        FORM OF COMPANY PLEDGE AGREEMENT
XVI       FORM OF COMPANY SECURITY AGREEMENT
XVII      FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XVIII     FORM OF SUBSIDIARY GUARANTY
XIX       FORM OF SUBSIDIARY PLEDGE AGREEMENT
XX        FORM OF SUBSIDIARY SECURITY AGREEMENT
XXI       FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXII      FORM OF HOLDINGS PLEDGE AGREEMENT
XXIII     FORM OF HOLDINGS SECURITY AGREEMENT
XXIV      FORM OF MORTGAGE
XXV       FORM OF RESTRICTED ACCOUNT LETTER

                                   SCHEDULES

2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C      CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
4.1I      CLOSING DATE MORTGAGED PROPERTIES
4.1J      RESTRICTED ACCOUNTS
5.1       SUBSIDIARIES OF COMPANY
5.3       CONTINGENT OBLIGATIONS NOT REFLECTED IN FINANCIAL STATEMENTS
5.5       REAL PROPERTY
5.8       MATERIAL CONTRACTS
7.1       CERTAIN EXISTING INDEBTEDNESS
7.2       CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS

                              FRD ACQUISITION CO.
                                      AND
                               FRI-M CORPORATION

                                CREDIT AGREEMENT



          This CREDIT AGREEMENT is dated as of May 23, 1996 and entered into by and among FRD ACQUISITION CO., a Delaware corporation ("HOLDINGS"), FRI-M CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANKERS TRUST COMPANY ("BANKERS"), CHEMICAL BANK ("CHEMICAL") and CITICORP USA, INC. ("CUSA"), as co-syndication agents for Lenders (in such capacity, each individually referred to herein as a "CO-SYNDICATION AGENT" and collectively as "CO-SYNDICATION AGENTS"), and CREDIT LYONNAIS NEW YORK BRANCH ("CL"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").



                                R E C I T A L S
                                ---------------

          WHEREAS, Holdings (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) has been formed by Flagstar Corporation, a Delaware corporation ("FLAGSTAR"), for the purpose of acquiring all of the outstanding shares of capital stock of Company and its Subsidiaries;

          WHEREAS, on or before the Closing Date, Flagstar will contribute $75,000,000 in cash to Holdings in exchange for all of the shares of Holdings Common Stock;

          WHEREAS, on the Closing Date, Holdings will issue and deliver to Seller $150,000,000 in aggregate principal amount of Holdings Notes;

          WHEREAS, on the Closing Date, Holdings will purchase all of the outstanding shares of capital stock of Company and its Subsidiaries pursuant to the Acquisition Agreement;

          WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be (i) immediately loaned to Holdings to be immediately used by Holdings, together with all of the proceeds of the cash contribution from Flagstar in exchange for Holdings Common Stock and the issuance and delivery of the Holdings Notes described above, to fund the Acquisition Financing Requirements, and (ii) used to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

          WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property, including without limitation a pledge of all of the capital stock of each of its Subsidiaries; and

          WHEREAS, Holdings and all of the Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their respective personal property and certain of their respective real property, including without limitation a pledge of all of the capital stock of each of their respective
Subsidiaries:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Company, Lenders and Agents agree as follows:


SECTION 1.  DEFINITIONS

1.1  CERTAIN DEFINED TERMS.
     ---------------------

           The following terms used in this Agreement shall have the following meanings:

          "ACQUISITION" means the acquisition by Holdings of all of the outstanding shares of capital stock of Company and its Subsidiaries and the other transactions contemplated by the Acquisition Agreement.

          "ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement by and among Seller, FCI, Flagstar and Holdings dated as of March 1, 1996, in the form delivered to Agents and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

          "ACQUISITION CONSIDERATION" means payment of $125,000,000 in cash and the issuance and delivery of Holdings Notes in the initial aggregate principal amount equal to $150,000,000.

          "ACQUISITION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the Acquisition Consideration and (ii) to pay Transaction Costs.

          "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to any Interest Period, the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) determined pursuant to the following formula:

Adjusted Eurodollar Rate   =                Base Eurodollar Rate
                                --------------------------------------------

                                      (1 - Eurodollar Reserve Percentage)

          "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 10.5A.

          "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise or (ii) to vote 5% or more of the securities having ordinary voting power for the election of directors of that Person.

          "AGENTS" means Administrative Agent and Co-Syndication Agents.

          "AGREEMENT" or the "CREDIT AGREEMENT" means this Credit Agreement dated as of May 23, 1996, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSET SALE" means the sale by Holdings, Company or any of Company's Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of Company or any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings, Company or any of Company's Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Holdings, Company or any of Company's Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions does not exceed $50,000).

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.
            ---------

          "ASSUMPTION AGREEMENT" means that certain Assumption Agreement among Holdings, Company and Seller dated as of the Closing Date, as in effect on the Closing Date, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "AUDITOR'S LETTERS" means the letters, substantially in the form of Exhibits XI-A and XI-B, respectively annexed hereto, executed by Deloitte &
- -------------     ----
Touche LLP and KPMG Peat Marwick, respectively, and delivered to Administrative Agent pursuant to subsection 4.1T.

          "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "BASE EURODOLLAR RATE" means, with respect to any Interest Period for a Eurodollar Rate Loan, the rate for deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the Reference Amount for such Interest Period. If such rate does not appear on the Telerate Page 3750, the rate will be the arithmetic mean (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of the rates quoted by major banks in New York City, selected by Administrative Agent, as the rate at which U.S. dollar deposits are offered to leading European banks, at approximately 11:00 A.M., New York City time on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective Reference Amounts for a term equal to such Interest Period. As used herein, "TELERATE PAGE 3750" means the display page designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

          "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of:

          (a) the rate of interest publicly announced by CL from time to time as its reference rate for short-term commercial loans in U.S. dollars to U.S. domestic corporate borrowers (or, if CL has no such publicly announced rate of interest, the arithmetic mean of the rates of interest publicly announced by major banks in New York City selected by CL as their reference rate for short-term commercial loans in U.S. dollars to U.S. domestic corporate borrowers); and

          (b) the Federal Funds Rate plus 1/2 of 1% per annum.

          "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California or New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CASH" means money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 180 days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 180 days after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper in an aggregate amount not to exceed $20,000,000 per issuer maturing no more than 180 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) insured certificates of deposit or bankers' acceptances maturing within 180 days after such date and issued or accepted by any Lender or by any commercial bank that is a member of the Federal Reserve System and organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 or insured or uninsured demand or time deposits with any such commercial bank; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Administrative
            -----------
Agent pursuant to subsection 2.7B(iii).

          "CHEMICAL" has the meaning assigned to that term in the introduction to this Agreement.

          "CITIBANK" means Citibank, N.A.

          "CL" has the meaning assigned to that term in the introduction to this Agreement.

          "CLASS" means, with respect to Lenders, each class of Lenders under this Agreement, with there being two separate classes of Lenders, i.e., (i)
                                                                  ---
Lenders having Term Loan Exposure and (ii) Lenders having Revolving Loan
Exposure.

          "CLOSED RESTAURANT AGREEMENT" means that certain Closed Restaurant Agreement dated as of the Closing Date between Seller, FRI-Admin Corporation and Holdings, as in effect on the Closing Date and as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "CLOSING DATE" means the date on or before June 30, 1996, on which the initial Loans are made.

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Collateral
                             -----------
Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL DOCUMENTS" means the Holdings Pledge Agreement, the Holdings Security Agreement, the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Trademark Security Agreement, the Mortgages, the Restricted Account Letters and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

          "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of
Exhibit XV annexed hereto, as such Company Pledge Agreement may thereafter be
- ----------
amended, supplemented or otherwise modified from time to time.

          "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVI annexed hereto, as such Company Security Agreement may thereafter
   -----------
be amended, supplemented or otherwise modified from time to time.

          "COMPANY TRADEMARK SECURITY AGREEMENT" means the Company Trademark Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company
                             ------------
Trademark Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "COMPANY'S ACCOUNT" means Account No. 4070-0757 at Citibank, or such other account at Citibank, Chemical or Bankers as may be agreed to from time to time by Company and Administrative Agent as being the "Company's Account".

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Administrative Agent and Lenders by
   -----------
Company pursuant to subsection 6.1(iv).

          "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing
                                       ----
Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP (it being understood that accrued Permitted Management Fees shall in no event increase Consolidated Adjusted EBITDA).

          "CONSOLIDATED ADJUSTED INTEREST COVERAGE RATIO" means, for any period, the ratio of (i)(a) Holdings' Consolidated EBITDA (as defined in the Holdings
Note Indenture as in effect on the Closing Date) for the Reference Period (as defined in the Holdings Note Indenture as in effect on the Closing Date) plus
                                                                         ----
(b) the aggregate amount of expenses relating to Permitted Management Fees and Permitted Royalties deducted in calculating such Consolidated EBITDA (as defined in the Holdings Note Indenture as in effect on the Closing Date) to (ii) Holdings' Consolidated Interest Expense (as defined in the Holdings Note Indenture as in effect on the Closing Date) for the Reference Period (as defined in the Holdings Note Indenture as in effect on the Closing Date) minus the sum
                                                                 -----
of (a) amortization of original issue discount and any deferred financing fees, in each case to the extent included in Holdings' Consolidated Interest Expense (as defined in the Holdings Note Indenture as in effect on the Closing Date) for such period and (b) that portion of the PIK Interest Amounts included in Holdings' Consolidated Interest Expense (as defined in the Holdings Note Indenture as in effect on the Closing Date) for such period that is in excess of the amount of interest which would have been payable with respect to the Holdings Notes if such interest had been paid in cash.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of

Holdings and its Subsidiaries plus (ii) to the extent not covered by
                              ----
clause (i) of this definition, the aggregate of all expenditures by Holdings and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Holdings and its Subsidiaries in conformity with
GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

          "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest
                                              ---------  -------
expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any long-term Indebtedness.

          "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for
                   -----
such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and
(d) the provision for current taxes based on income of Holdings and its Subsidiaries and paid or payable in cash with respect to such period.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing fees incurred in connection with the Credit Agreement and the Acquisition. For purposes of this Agreement, liquidated damages paid or payable under the Registration Rights Agreement shall be included in the calculation of Consolidated Interest Expense.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall
                                                      --------
be excluded (the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement (other than the Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
(iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Holdings and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Holdings or any of its Subsidiaries is a party as lessee (net of sublease income to the extent actually received).

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CO-SYNDICATION AGENTS" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Co-Syndication Agent appointed pursuant to subsection 10.5C.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Holdings, Company or any of Company's Subsidiaries is a party.

          "CUSA" has the meaning assigned to that term in the introduction to this Agreement.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                            --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (B) any

Lender and any Affiliate of any Lender; provided that no Affiliate of Company
                                        --------
shall be an Eligible Assignee.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by any of the Loan Parties or any of their respective ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, written demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to any Loan Party or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49
                        -- ---
U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
                -- ---
(S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251
         -- ---
et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances
- -- ---                                          -- ---
Control Act (15 U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide and
                                -- ---
Rodenticide Act (7 U.S.C. (S)136 et seq.), the Occupational Safety and Health
                                 -- ---
Act (29 U.S.C. (S) 651 et seq.), the Oil Pollution Act (33 U.S.C. (S) 2701 et
                       -- ---                                              --
seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S)
- ---
11001 et seq.), each as amended or supplemented, any analogous present or future
      -- ---
state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for the purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code (or any other liability addressed in a representation or event of default, to the extent a Loan Party is or may be jointly and severally liable for liability of an entity described in Section 414(m) or (o) of the Internal Revenue Code), any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any of the Loan Parties or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any of the Loan Parties or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any of the Loan Parties or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409,
Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Loan Parties or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental, emergency, special or other reserve requirements) for any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "EVENT OF DEFAULT" means each of the events set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING CREDIT AGREEMENT" means that certain Revolving Credit Agreement dated as of January 27, 1994 among Company, certain guarantors named therein, the lenders named therein and CL, as agent and collateral agent, as amended prior to the Closing Date.

          "EXISTING CREDIT AGREEMENT RELEASE AGREEMENT" shall mean that certain letter agreement dated as of May 23, 1996 executed by Credit Lyonnais New York Branch, as agent and collateral agent under the Existing Credit Agreement, each lender party thereto, Company and each Subsidiary of Company pursuant to which Credit Lyonnais New York Branch releases each Loan Party from all obligations under the Existing Credit Agreement and documents related thereto.

          "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any of the Loan Parties or any of their respective predecessors or Affiliates.

          "FCI" means Flagstar Companies, Inc., a Delaware corporation.

          "FCI INTERCOMPANY NOTE" means that certain Subordinated Promissory Note dated July 28, 1992 from Flagstar (formerly known as TW Services, Inc.) to FCI (formerly known as TW Holdings, Inc.) in the aggregate principal amount of $150,000,000.

          "FEDERAL FUNDS RATE" means, for any day, the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) on such day for Federal Funds as published in H.15(519), or any successor publication, under the heading

"Federal Funds (Effective)". In the event that such rate or such publication is not published with respect to such day the Federal Funds Rate on such day shall be the "Federal Funds/Effective Rate" as posted by the Federal Reserve Bank of New York for that day in its publication "Composite Closing Quotations for U.S. Government Securities." The Federal Funds Rate for Saturdays, Sundays and any other day on which the Federal Reserve Bank of New York is closed shall be the Federal Funds Rate as in effect for the next preceding date for which such rates are published or posted, as the case may be.

          "FEE PROPERTIES" means, at any time of determination, any fee interest then owned by any Loan Party in any real property.

          "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the last Thursday before December 31 of each calendar year.

          "FLAGSTAR" has the meaning assigned to that term in the recitals to this Agreement.

          "FLAGSTAR CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of April 10, 1996 among TWS Funding, Inc., Flagstar, the banks named therein, Bankers, Chemical and Citibank, N.A., as co-administrative agents, and Citibank, N.A., as funding agent, and agreements related thereto, as such credit agreement or any such related agreement may be amended from time to time after the Closing Date to the extent permitted under subsection 8.15.

          "FLAGSTAR INDENTURES" means (i) that certain Indenture dated as of September 23, 1993 between Flagstar and First Trust National Association, as Trustee, relating to $275,000,000 of 10-3/4% Senior Notes due 2001, (ii) that certain Indenture dated as of September 23, 1993 between Flagstar and The Bank of New York Trust Company, National Association, as successor Trustee, relating to $125,000,000 of 11-3/8% Senior Subordinated Debentures due 2003, (iii) that certain Indenture dated as of November 16, 1992 between Flagstar (formerly known as TW Services, Inc.) and The Bank of New York Trust Company, National Association, as successor Trustee, relating to $738,800,000 of 11.25% Senior Subordinated Debentures due 2004, (iv) that certain Indenture dated as of November 16, 1992 between Flagstar (formerly known as TW Services, Inc.) and First Trust National Association, as Trustee, relating to $300,000,000 of 10-7/8% Senior Notes due 2002, and (v) that certain Indenture dated as of November 1, 1989 between Flagstar (formerly known as TW Food

Services, Inc.) and United States Trust Company of New York, as Trustee, relating to $100,000,000 of 10% Convertible Junior Subordinated Debentures due 2014 and, in each case, agreements relating thereto, in each case as in effect on the Closing Date and as any such indenture or any such related agreement may be amended from time to time to the extent permitted under subsection 8.15.

          "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "FUNDED DEBT", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

          "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 1301 Avenue of the Americas, New York, New York 10019 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

          "FUNDING NOTICE OFFICE" means (i) the office of Administrative Agent at 303 Peachtree Street, N.E., Suite 4400, Atlanta, Georgia 30308 (Attention:
Ms. Lisa Dawson) or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

          "FUNDING DATE" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GTO" means either Gollust, Tierney and Oliver, a New Jersey general partnership, or Gollust, Tierney and Oliver Incorporated, a New York corporation.

          "GUARANTIES" means the Holdings Guaranty and the Subsidiary Guaranty.

          "GUARANTOR" has the meaning assigned to that term in Section 9.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "HOLDINGS" has the meaning assigned to that term in the introduction to this Agreement.

          "HOLDINGS COMMON STOCK" means the common stock of Holdings, par value $0.10 per share.

          "HOLDINGS GUARANTY" has the meaning assigned to that term in Section
9.

          "HOLDINGS INTERCOMPANY NOTES" means (i) that certain promissory note dated as of the Closing Date, issued by Holdings to Company in the original principal amount of $51,169,460 in form and substance satisfactory to each Agent evidencing the loan made by

Company to Holdings in such amount on the Closing Date, and (ii) that certain promissory note dated as of the Closing Date issued by Holdings to Company and certain of its Subsidiaries in form and substance satisfactory to each Agent evidencing the intercompany accounts payable of Seller to Company and certain of its Subsidiaries assumed by Holdings pursuant to the Assumption Agreement in an aggregate amount not to exceed $200,000,000, in each case as in effect on the Closing Date and as such Holdings Intercompany Notes may be amended from time to time to the extent permitted under subsection 7.15C; provided, that such
                                                     --------
Indebtedness shall not in any way be subordinated to any Indebtedness under the Holdings Note Indenture.

          "HOLDINGS NOTE INDENTURE" means the indenture pursuant to which the Holdings Notes are issued, as in effect on the Closing Date and as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

          "HOLDINGS NOTES" means Holdings' $150,000,000 in initial aggregate principal amount of 12.50% senior unsecured unguaranteed notes due 2004 issued by Holdings on the Closing Date pursuant to the Holdings Note Indenture, in the form of Exhibit A to the Holdings Note Indenture as in effect on the Closing Date less such senior unsecured unguaranteed notes, if any, returned by Seller
     ----
pursuant to the Acquisition Agreement in connection with post-closing purchase price adjustments made in accordance with Section 1.3 thereof, together with such senior unsecured unguaranteed notes issued by Holdings subsequent to the Closing Date in such form (a) pursuant to the Acquisition Agreement in connection with post-closing purchase price adjustments made in accordance with
Section 1.3 thereof and (b) in the aggregate principal amount equal to the PIK Interest Amounts owing to the holders of the Holdings Notes, in each case as such notes may be amended from time to time to the extent permitted under subsection 7.15B; provided that such notes (i) shall be unsecured and
                  --------
unguaranteed, (ii) shall accrue interest at a rate not exceeding 12.50% per annum; provided that such notes shall, during the period commencing on the
       --------
Closing Date and ending on the 39-month anniversary of the Closing Date, provide for payment in kind of interest (including without limitation liquidated damages described in the Registration Rights Agreement) thereon (at a rate not exceeding 14.00% per annum) for up to four semi-annual interest periods if, on the applicable record date relating to any interest payment date, the Consolidated Adjusted Interest Coverage Ratio is less than 1.25:1.00 for the immediately preceding four fiscal quarter period (pro forma as if the Acquisition had occurred, and as if all Indebtedness incurred on and after the Closing Date had been incurred, at the beginning of such four fiscal quarter period if such beginning is prior to Closing Date) with payment in cash at the rate of 12.50% per annum resuming if, on the applicable record date relating to any subsequent interest payment date, the Consolidated Adjusted Interest Coverage Ratio for the immediately preceding four fiscal quarter period is greater than or equal to 1.25:1.00, (iii) shall have a final scheduled maturity of not earlier than the eighth anniversary of the Closing Date and (iv) shall have no scheduled principal payments payable prior to that final scheduled maturity date.

          "HOLDINGS PLEDGE AGREEMENT" means the Holdings Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XXII
        ------------
annexed hereto, as such Holdings Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "HOLDINGS SECURITY AGREEMENT" means the Holdings Security Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XXIII annexed hereto, as such Holdings Security Agreement may
        -------------
thereafter be amended, supplemented or otherwise modified from time to time.

          "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "INDEMNITEE" has the meaning assigned to that term in subsection 11.3.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Holdings, Company and Company's Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations or prospects of Holdings, Company and Company's Subsidiaries, taken as a whole.

          "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months
           --------
"Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Holdings, Company or any of Company's Subsidiaries is a party.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings, Company or any of Company's Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings, Company or any of Company's Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iii) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP COLLATERAL" means, collectively, the Collateral under the Company Trademark Security Agreement and the Subsidiary Trademark Security Agreement.

          "ISSUING LENDER" means, with respect to any Letter of Credit, the Revolving Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "KKR" means Kohlberg Kravis Roberts & Co., a Delaware limited partnership.

          "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 11.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that
                                                                 --------
the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

          "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "LIQUOR LICENSE AFFILIATE" means each of the Persons designated on
Schedule 5.1 as a Liquor License Affiliate and each other Affiliate of any Loan Party that may be organized from time to time and the business of which will be limited to the holding of a liquor license for any business maintained by Company or one of its Subsidiaries in any jurisdiction where Company and its Subsidiaries are prohibited from holding a liquor license or where the holding by Company or any such Subsidiary of a liquor license would, in the best judgment of Company, be impracticable.

          "LIQUOR LICENSE AFFILIATE AGREEMENTS" has the meaning assigned to that term in subsection 4.1L.

          "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Collateral Documents and the Guaranties.

          "LOAN PARTY" means each of Holdings, Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

          "MANAGEMENT SERVICES AGREEMENT" means that certain Management Services Agreement dated as of the Closing Date between Flagstar and Holdings, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A; provided that the terms of such agreement are no less
                  --------
favorable to Holdings than those available to entities unrelated to Flagstar.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, Company and Company's Subsidiaries, taken as a whole, or
(ii) the impairment of the ability of any Loan Party to perform, or of Agents or Lenders to enforce, the Obligations.

          "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings, Company or any of Company's Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could be reasonably expected to have a Material Adverse Effect.

          "MATERIAL FLAGSTAR AGREEMENTS" means (i) the Flagstar Credit Agreement, (ii) the Flagstar Indentures, (iii) the FCI Intercompany Note, (iv) the Indenture dated as of July 12, 1990 between Denny's Realty, Inc. and State Street Bank and Trust Company, as Trustee, (v) the Indenture dated as of November 1, 1990 between Secured Restaurants Trust, as Issuer, and The Bank of New York Trust Company of Florida, as successor Trustee, and (vi) any other loan agreement, indenture or similar agreement (other than a lease) of FCI, Flagstar or any other Affiliate of Flagstar (other than the Loan Parties) relating to any Indebtedness or Contingent Obligations of FCI, Flagstar or any other Affiliate of Flagstar (other than the Loan Parties) in an aggregate principal amount of $1,000,000 or more or any other material agreement of such Person (other than a lease) if such loan agreement, indenture, similar agreement or other material agreement contains covenants or default provisions (other than cross-default provisions) relating to Holdings or any or its Subsidiaries, in each case as in effect on the Closing Date and as it may be amended from time to time after the Closing Date to the extent permitted under subsection 8.15.

          "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XXIV annexed hereto or in
                                             ------------
such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages (as defined in subsection 4.1I) and any Additional Mortgages (as defined in subsection 6.9), collectively.

          "MORTGAGED PROPERTY" means a Closing Date Mortgaged Property (as defined in subsection 4.1I) or an Additional Mortgaged Property (as defined in subsection 6.9).

          "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) income taxes payable as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

          "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Holdings, Company or any of Company's Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings, Company or any of Company's Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Holdings, Company or any of Company's Subsidiaries in connection with the adjustment or settlement of any claims of Holdings, Company or such Subsidiary in respect thereof.

          "NOTES" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

          "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant
- ---------
to subsection 2.1B with respect to a proposed borrowing.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative
            ----------
Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative
               -----------
Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer or assistant treasurer; provided that every
                                                           --------
Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ADVERTISING FEES" means those advertising fees payable in any fiscal quarter pursuant to a Permitted Franchise Agreement, which fees do not exceed 3% of the subject restaurant's net revenue for the immediately preceding fiscal quarter.

          "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Holdings, Company or any of Company's Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings, Company or any of Company's Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (ix) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings, Company or such Subsidiary.

          "PERMITTED FRANCHISE AGREEMENT" means one or more Franchise Agreements between Holdings and Flagstar or any of Flagstar's Subsidiaries pursuant to which Holdings franchises the Denny's or El Pollo Loco concept from Flagstar or such Subsidiary in the form consented to by Requisite Lenders, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A; provided that (i) the terms of such agreement are no less favorable to Holdings than those available to franchisees unrelated to Flagstar, (ii) all up-front and similar fees are waived, (iii) the advertising fees permitted thereunder do not exceed Permitted Advertising Fees and (iv) no other royalties or fees are payable by Holdings or any of its Subsidiaries thereunder except Permitted Royalties.

          "PERMITTED FRANCHISE FEES" means the Permitted Advertising Fees and the Permitted Royalties.

          "PERMITTED MANAGEMENT FEE" means a management fee payable pursuant to the Management Services Agreement in any fiscal quarter not to exceed (a) 1.0% of net revenues of Holdings and its Subsidiaries during the immediately preceding fiscal quarter plus (b) the actual allocated share of the cost of shared administrative services provided by Flagstar or its Subsidiaries (other than any Loan Party) to Holdings and its Subsidiaries during such quarter (which shall be calculated on a reasonable and consistent basis and shall be certified quarterly by a certificate of the Chief Financial Officer of Flagstar delivered to the Administrative Agent).

          "PERMITTED ROYALTY" means a royalty payable pursuant to a Permitted Franchise Agreement in any fiscal quarter not to exceed 4% of the subject restaurant's net revenue for the immediately preceding fiscal quarter.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "PIK INTEREST AMOUNTS" means, as of any date of determination, the aggregate amount of payment-in-kind interest paid or accrued on the Holdings Notes on or prior to such date of calculation in accordance with the terms of the Holdings Note Indenture or the Registration Rights Agreement.

          "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Term Lender, the percentage obtained by dividing (x) the Term Loan Exposure of
                                        --------
that Term Lender by (y) the aggregate Term Loan Exposure of all Term Lenders,
                 --
(ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Revolving Lender or any Letters of Credit issued or participations therein purchased by any Revolving Lender or any participations in any Swing Line Loans purchased by any Revolving Lender, the percentage obtained by dividing (x) the Revolving Loan
                                             --------
Exposure of that Revolving Lender by (y) the aggregate Revolving Loan Exposure
                                  --
of all Revolving Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus
            --------
the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term
                                           --
Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all
                             ----
Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 11.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed
hereto.                                                   ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "REFERENCE AMOUNT" means, with respect to any Interest Period, the amount scheduled to be outstanding during that Interest Period of the Eurodollar Rate Loan, (i) without taking into account any reduction in the amount of any Lender's Loan through any assignment or transfer and (ii) rounded up to the nearest integral multiple of $1,000,000.

          "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iii).

          "REGISTER" has the meaning assigned to that term in subsection 2.1D.

          "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of the Closing Date between Seller and Holdings relating to the Holdings Notes, as in effect on the Closing Date and as such agreement may be amended from time to time to the extent permitted under subsection 7.15B.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

          "RELATED AGREEMENTS" means, collectively, the Acquisition Agreement, the Holdings Notes, the Holdings Note Indenture, the Registration Rights Agreement, the Closed Restaurant Agreement, the Restaurant Services Agreement, the Transition Services Agreement, the Holdings Intercompany Notes, the Tax Allocation Agreement, the Management Services Agreement, the Assumption Agreement, the Liquor License Affiliate Agreements, and the Permitted Franchise Agreement, if any.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of

Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "REQUISITE CLASS LENDERS" means, at any time (i) for the Class Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders, and (ii) for the Class Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Revolving Loan Exposure of all Lenders.

          "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                           ----
Revolving Loan Exposure of all Lenders.

          "RESTAURANT SERVICES AGREEMENT" means that certain Restaurant Services Agreement dated as of the Closing Date among Seller, FRI-Admin Corporation, a Delaware corporation, Coco's Restaurants, Inc., a California corporation, Far West Concepts, Inc., a California corporation and Holdings, as in effect on the Closing Date and as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.

          "RESTRICTED ACCOUNT" has the meaning assigned to that term in Section 6.11.

          "RESTRICTED ACCOUNT BANKS" means banks that have entered into one or more Restricted Account Letters with any Loan Party and Administrative Agent.

          "RESTRICTED ACCOUNT LETTER" means a Restricted Account Letter executed and delivered by any Loan Party, Administrative Agent and a bank with which such Loan Party maintains a Deposit Account, substantially in the form of Exhibit XXV
                                                                     -----------
annexed hereto, with such modifications thereto as Administrative Agent shall have agreed to, as such Restricted Account Letter may be amended, supplemented or otherwise modified from time to time and "RESTRICTED ACCOUNT LETTERS" means all such Restricted Account Letters, collectively.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or Holdings now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or Holdings now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or Holdings now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or Holdings Notes, (v) any payment by Company or any of its Subsidiaries to Holdings or any other Person (other than Company and its Subsidiaries) under the Tax Allocation Agreement or any payment by Holdings to any Person (other than any Loan Party) under the Tax Allocation Agreement, (vi) any payment by Holdings to any Person (other than any Loan Party) under the Management Services Agreement or any Permitted Franchise Agreement (including, without limitation, any Permitted Franchise Fees and Permitted Management Fees) and (vii) any other payment by any Loan Party to Flagstar or any of its Affiliates (other than any Loan Party), including without limitation management fees and any franchise fees).

          "REVOLVING LENDERS" means any Lenders having Revolving Loan Exposure.

          "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

          "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 31, 1999.

          "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in
                                                                   ----
the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                  ----
participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of
                                                      ----
Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e)
                                                                     ----
the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

          "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(ii).

          "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 11.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, supplemented or otherwise
- ---------
modified from time to time.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided,
                                                                  --------
however that, solely for purposes of subsection 2.4B(iii)(d), notes issued by
- -------
Company to evidence any of the Obligations or to evidence Indebtedness incurred after the Closing Date pursuant to subsection 7.1 shall not be deemed "Securities".

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SELLER" means Family Restaurants, Inc., a Delaware corporation.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby
                                                           --------
Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agents and Requisite Lenders.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that so long as (i) less than 50% of the outstanding shares of
         --------
stock of J.T. Beverages, Inc. and The L.C.S. Beverage Company, Inc. are owned by the Loan Parties and (ii) such Persons continue to be Liquor License Affiliates which conduct their business in accordance with subsection 7.14, such Persons shall not be "Subsidiaries" of any Loan Party.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

          "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of

Exhibit XVIII annexed hereto, as such Subsidiary Guaranty may hereafter be
- -------------
amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge Agreement executed and delivered by existing Subsidiary Guarantors on the Closing Date and to be executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.8, substantially in the form of
Exhibit XIX annexed hereto, as such Subsidiary Pledge Agreement may hereafter be
- -----------
amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement executed and delivered by existing Subsidiary Guarantors on the Closing Date or executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XX annexed hereto, as such Subsidiary Security Agreement may
        ----------
hereafter be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means the Subsidiary Trademark Security Agreement executed and delivered by existing Subsidiary Guarantors on the Closing Date or executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XXI annexed hereto, as such Subsidiary
                                  -----------
Trademark Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "SUPERMAJORITY TERM LENDERS" means at any time Lenders having or holding more than 70% of the sum of aggregate Term Loan Exposure of all Lenders.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 10.1C.

          "SWING LINE LENDER" means CL, or any Revolving Lender serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

          "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

          "SWING LINE NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 10.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended,
                             ----------
supplemented or otherwise modified from time to time.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "TAX ALLOCATION AGREEMENT" means that certain Tax Sharing and Allocation Agreement dated as of the Closing Date among FCI, Holdings and Holdings' Subsidiaries, as in effect on the Closing Date, as such agreement may be amended from time to time to the extent permitted under subsection 7.15C.

          "TERM LENDERS" means any Lenders having Term Loan Exposure.

          "TERM LOAN COMMITMENT" means the commitment of a Term Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Term Lenders in the aggregate.

          "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan

Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "TERM LOANS" means the Loans made by Term Lenders to Company pursuant to subsection 2.1A(i).

          "TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 11.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be
                                       ----------
amended, supplemented or otherwise modified from time to time.

          "TITLE COMPANY" means, collectively, Chicago Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Administrative Agent.

          "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans
- ----
plus (iii) the Letter of Credit Usage.
- ----

          "TRANSACTION COSTS" means the fees, costs and expenses payable or accrued by Holdings, Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

          "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement dated as of the Closing Date between Seller and Holdings pursuant to which Holdings purchases from Seller management information services and other services, as in effect on the Closing Date and as such agreement may be amended from time to time permitted under subsection 7.15A.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "VOTING STOCK" means capital stock issued by a corporation, or equivalent interest in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of any such a contingency.

1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER
     ------------------------------------------------------------------------
     AGREEMENT.
     ---------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.
     -------------------------------------------------------

          A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

          B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

          C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.
     -------------------------------------------------

     A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holdings and Company herein set forth, each Term Lender hereby severally agrees to make the Loans described in subsection 2.1A(i), each Revolving Lender hereby severally agrees to make the Loans described in subsection 2.1A(ii), and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii).

          (i) Term Loans.  Each Term Lender severally agrees to lend to Company
              ----------
     on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Term Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the
                 ------------
     Term Loan Commitments is $56,000,000. Each Term Lender's Term Loan Commitment shall expire immediately and without further action on June 30, 1996 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii) Revolving Loans.  Each Revolving Lender severally agrees, subject
               ---------------
     to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                       ------------
     hereto and the aggregate original amount of the Revolving Loan Commitments is $35,000,000; provided that the Revolving Loan Commitments of Revolving
                     --------
     Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.1B; and provided,
                                                                  --------
     further that the amount of the Revolving Loan Commitments shall be reduced
     -------
     from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's
                                   --------
     Revolving Loan Commitment shall expire immediately and without further action on June 30, 1996 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

               (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

               (b) for 30 consecutive days during each consecutive twelve-month period, the sum of the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding principal amount of all
                          ----
          Swing Line Loans shall not exceed $10,000,000.

          (iii)  Swing Line Loans.  Swing Line Lender hereby agrees, subject to
                 ----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that any reduction of the
                                     --------
     Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Agents or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall
                              --------
     expire immediately and without further action on June 30, 1996 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

               (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

               (b) for 30 consecutive days during each consecutive twelve-month period, the sum of the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding principal amount of all
                          ----
          Swing Line Loans shall not exceed $10,000,000.

          Swing Line Lender, at any time in its sole and absolute discretion may with respect to any amount of outstanding Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), and on at least one Business Day during each ten calendar day period shall with respect to all outstanding Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), deliver to Administrative Agent at the Funding Notice Office (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 11.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Revolving Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, Company or any of Company's Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that
                                                                 --------
     such obligations of each Revolving Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under
     Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or
     (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 11.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

     B. BORROWING MECHANICS. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent at the Funding Notice Office a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate
Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent at the Funding Notice Office a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed

Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans or Term Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans; provided that any
                                                         -------------
Notice of Borrowing with respect to Eurodollar Rate Loans that is delivered prior to the Closing Date shall include an indemnification provision in form and substance satisfactory to each Agent indemnifying each Lender for all losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain, if for any reason (other than a default by that Lender) a borrowing of such Eurodollar Rate Loans does not occur on a date specified therefor in such Notice of Borrowing, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be
                                      --------
promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

          Notwithstanding anything contained herein to the contrary, during the period commencing on (and including) the Closing Date and ending on the earlier of (i) the three-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement and (ii) the date Administrative Agent sends a notice to Company indicating that Lenders' primary syndication has been concluded, (a) Company may only request Base Rate Loans or Eurodollar Rate Loans with an Interest Period of one-month and (b) the last day of the Interest Period applicable to any Eurodollar Rate Loan shall be the one-month anniversary, the two-month anniversary or the three-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 11.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Term Loan Commitment and the Term Loan from time to time of each Term Lender, the Revolving Loan Commitment and the Revolving Loans from time to time of each Revolving Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Term Loan of each Term Lender, Revolving Loans of each Revolving Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to
                                                     --------
     make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

          (iii) Each Term Lender and Revolving Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Term Loan and each Revolving Loan, as applicable, made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that
                                                                  --------
     failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided, further that in the event of
                                          --------  -------
     any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 11.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates CL to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent CL serves in such capacity, CL and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 11.3.

     E. NOTES. Company shall execute and deliver on the Closing Date (i) to each Term Lender (or to Administrative Agent for that Term Lender) a Term Note substantially in the form of Exhibit IV annexed hereto to evidence that Term
                             ----------
Lender's Term Loan, in the principal amount of that Term Lender's Term Loan and with other appropriate insertions, (ii) to each Revolving Lender (or to Administrative Agent for that Revolving Lender), a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Revolving Lender's
               ---------
Revolving Loans, in the principal amount of that Revolving Lender's Revolving Loan Commitment and with other appropriate insertions, and (iii) to Swing Line Lender (or to Administrative Agent for Swing Line Lender) a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence Swing Line
                             ----------
Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

2.2  INTEREST ON THE LOANS.
     ---------------------

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus 1.50%
                                                                    ----
     per annum; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.75% per annum.
                     ----

          Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus
                                                                       ----
1.50% per annum.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided
                                                                       --------
that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond August 31, 1999 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the
                                                             ----
     aggregate principal amount of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

          (vii) there shall be no more than 8 Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving
           --------
Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a
                                                 --------- -------
Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided further,
                                                              -------- -------
that during the period commencing on (and including) the Closing Date and ending on the earlier of (i) the three-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement and (ii) the date Administrative Agent sends a notice to Company indicating that Lenders' primary syndication has been concluded, (a) no Loan may be made as or converted into a Eurodollar Rate Loan having an Interest Period of longer than one month and (b) the last day of the Interest Period applicable to any Eurodollar Rate Loan shall be the one-month anniversary, the two-month anniversary or the three-month anniversary of the date on which the first Eurodollar Rate Loan is made under this Agreement.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice
                                                    --------
shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration
        --------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Potential Event of Default or Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid
                                             --------
on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.
     ----

     A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans and Swing Line Loans, plus (ii) the Letter of Credit Usage, multiplied by 1/2 of 1% per
            ----                                  ---------- --
annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

     B. OTHER FEES. Company agrees to pay to Agents such other fees payable by Company or Flagstar in the amounts and at the times as have been separately agreed upon among Flagstar and Agents or Company and Agents, including without limitation such other fees payable by Company or Flagstar pursuant to that certain fee letter agreement dates as of February 29, 1996 among Flagstar, CL, Bankers, Chemical and CUSA. After receipt of such other fees from Company, Agents agree to pay to each Lender such portion of such other fees in the amounts and at times as have been separately agreed upon in writing between Agents and such Lender.

2.4  REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS;
     ---------------------------------------------------------------------
     GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF
     -----------------------------------------------------------------
     COLLATERAL AND PAYMENTS UNDER GUARANTIES.
     ----------------------------------------

     A.   SCHEDULED PAYMENTS OF TERM LOANS.

          Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:


                                 Scheduled Repayment
             Date                   of Term Loans
             ----                -------------------

         February 28, 1997           $ 4,000,000
         May 31, 1997                $ 4,000,000
         August 31, 1997             $ 4,000,000
         November 30, 1997           $ 4,000,000
         February 28, 1998           $ 5,000,000
         May 31, 1998                $ 5,000,000
         August 31, 1998             $ 5,000,000
         November 30, 1998           $ 5,000,000
         February 28, 1999           $ 6,000,000
         May 31, 1999                $ 7,000,000
         August 31, 1999             $ 7,000,000
                                     -----------
         Total:                      $56,000,000
                                     ===========


    ; provided that the scheduled installments of principal of the Term Loans
      --------
    set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts
                  --------  -------
    owed hereunder with respect to the Term Loans shall be paid in full no later than August 31, 1999, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

        B.   PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

        (i) Voluntary Prepayments.  Company may, upon written or telephonic
            ---------------------
    notice to Administrative Agent at the Funding Notice Office on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent at the Funding Notice Office by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be
                 --------  -------
    prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

        (ii) Voluntary Reductions of Revolving Loan Commitments.  Company may,
             --------------------------------------------------
    upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent at the Funding Notice Office (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the
                              --------
    Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent at the Funding Notice Office shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

        (iii)  Mandatory Prepayments and Mandatory Reductions of Revolving Loan
               ----------------------------------------------------------------
    Commitments.  The Loans shall be prepaid and/or the Revolving Loan
    -----------
    Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                  (a) Prepayments and Reductions From Net Asset Sale Proceeds.
                      -------------------------------------------------------
         No later than the first Business Day following the date of receipt by Holdings, Company or any of Company's Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale in an aggregate cumulative amount equal to or exceeding $1,000,000 (and as to which no prepayment of the Loans shall have been made pursuant to this subsection 2.4B(iii)(a)), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however that so long as no
                                          --------  -------
         Event of Default or Potential Event of Default shall have occurred and be continuing, the following Net Asset Sale Proceeds need not be applied to the mandatory prepayment of the Loans or permanent reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a): (i) Net Asset Sale Proceeds received by Holdings, Company or any of Company's Subsidiaries from and after the date hereof from the sale of any restaurant (including its related equipment), to the extent that such Net Asset Sale Proceeds are reinvested in new restaurants or the construction or remodelling of restaurants within 180 days of such sale, and so long as the aggregate amount of such Net Asset Sale Proceeds so excluded from the mandatory prepayment provisions does not exceed $1,000,000 in any Fiscal Year, and (ii) Net Asset Sale Proceeds from the sale and concurrent lease-back of any restaurant opened or acquired after the Closing Date or any equipment acquired after the Closing Date, in each case within 180 days of the completion of such restaurant or the acquisition of such equipment, in each case to the extent and only to the extent of Consolidated Capital Expenditures made with respect to such restaurant or such equipment; provided, further, that Company shall, within one Business Day of
         --------  -------
         the receipt by Holdings, Company or any of Company's Subsidiaries of any Net Asset Sale Proceeds referred to in the immediately preceding proviso, deliver to Administrative Agent at the Funding Notice Office an Officers' Certificate setting forth (A) the amount of such Net Asset Sale Proceeds and the amount of the mandatory prepayment to be made, if any, pursuant to this subsection 2.4B(iii)(a) and setting forth in reasonable detail the calculations from which such amounts were derived, (B) with respect to the receipt of Net Asset Sale Proceeds referred to in clause (i) above, in reasonable detail the intended application of such Net Asset Sale Proceeds and the estimated costs and timing of the reinvestment referred to in such clause (i) and (C) with respect to the receipt of Net Asset Sale Proceeds referred to in clause
         (ii) above, in reasonable detail the Consolidated Capital Expenditures made by Loan Parties which account for the exclusion of any such Net Asset Sale Proceeds from the requirements of this subsection 2.4B(iii)(a), which Officers' Certificate, in the case of clause (i) above, may be amended by Company during the 180-day period following receipt of such Net Asset Sale Proceeds. In the event that any portion of any Net Asset Sale Proceeds received by Holdings, Company or any of Company's Subsidiaries which are excluded from the mandatory prepayment requirements of this subsection 2.4B(iii)(a) by operation of clause (i) of the first proviso of the immediately preceding sentence are not expended for the purposes specified in the Officers' Certificate, as amended, delivered by Company in connection therewith within the 180-day period specified in such clause, Company shall, immediately upon the expiration of the applicable time period, make a mandatory prepayment of the Loans as specified in the first sentence of this subsection 2.4B(iii)(a) in an amount equal to such unexpended portion, but only to the extent such amount has not been previously applied as a mandatory prepayment under subsection 2.4B(iii)(e).

                  (b) Prepayments and Reductions from Net Insurance/Condemnation
                      ----------------------------------------------------------
         Proceeds.  No later than the first Business Day following the date of
         --------
         receipt by Administrative Agent or by Holdings, Company or any of Company's Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                  (c) Prepayments and Reductions Due to Reversion of Surplus
                      ------------------------------------------------------
         Assets of Pension Plans.  On the date of return to Holdings, Company or
         -----------------------
         any of Company's Subsidiaries of any surplus assets of any pension plan of Holdings, Company or any of Company's Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                  (d) Prepayments and Reductions Due to Issuance of Debt
                      --------------------------------------------------
         Securities.  On the date of receipt by Holdings, Company or any of
         ----------
         Company's Subsidiaries of the Cash proceeds (any such proceeds, net of reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt Securities of Holdings, Company or any of Company's Subsidiaries after the Closing Date, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                  (e) Prepayments and Reductions from Consolidated Excess Cash
                      --------------------------------------------------------
         Flow.  In the event that there shall be Consolidated Excess Cash Flow
         ----
         for any Fiscal Year (commencing with Fiscal Year 1996), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

                  (f) Calculations of Net Proceeds Amounts; Additional
                      ------------------------------------------------
         Prepayments and Reductions Based on Subsequent Calculations.
         -----------------------------------------------------------
         Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent at the Funding Notice Office an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the applicable Net Pension Proceeds or Net Securities Proceeds (as such terms are defined in subsections 2.4B(iii)(c) and (d)), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent at the Funding Notice Office an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess. If, following the receipt by Holdings, Company or any of Company's Subsidiaries of Cash proceeds of any Net Proceeds Amount, Company is required to apply or cause to be applied any portion of such Net Proceeds Amount to prepay any Funded Debt (other than any Funded Debt required to be prepaid as contemplated by clause (ii) of the definition of Net Asset Sale Proceeds) of any Loan Party pursuant to the applicable documents pursuant to which such Funded Debt was issued, then, notwithstanding anything in this subsection 2.4B(iii), Company shall prepay the Loans and/or permanently reduce the Revolving Loan Commitments so as to eliminate any obligation to prepay such Funded Debt.

             (g) Prepayments Due to Reductions or Restrictions of Revolving Loan
                 ---------------------------------------------------------------
         Commitments.  Company shall from time to time prepay first the Swing
         -----------                                          -----
         Line Loans and second the Revolving Loans to the extent necessary (1)
                        ------
         so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and
         (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(ii) and clause (b) of the second paragraph of subsection 2.1A(iii).

    (iv) Application of Prepayments.
         --------------------------

             (a) Application of Voluntary Prepayments by Type of Loans and Order
                 ---------------------------------------------------------------
         of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i)
         -----------
         shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the
                     --------
         Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Term Loans to the full
                          -----
         extent thereof, second to repay outstanding Swing Line Loans to the
                         ------
         full extent thereof, and third to repay outstanding Revolving Loans to
                                  -----
         the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied first, to the
                                                         -----
         prepayment of the Term Loan in an amount equal to any installments of principal of the Term Loans set forth in subsection 2.4A that are scheduled to be paid within twelve months of the date of such voluntary prepayment and which remain unpaid at the time of such voluntary prepayment, such prepayment of the Term Loans to be applied to reduce such scheduled installments of principal of the Term Loans in forward order of maturity and second, to the extent of any excess, on a
                                       ------
         pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A that is unpaid at the time of such prepayment.

                  (b) Application of Mandatory Prepayments by Type of Loans.
                      -----------------------------------------------------
         Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory
         prepayment of the Loans and/or a reduction of the Revolving
         Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof,
                 -----
         second, to the extent of any remaining portion of the Applied Amount,
         ------
         to prepay the Swing Line Loans to the full extent thereof and, except in the case of any Applied Amount required to be applied pursuant to subsection 2.4B(iii)(e), to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of
                                                       -----
         any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and, except in the case of any Applied Amount required to be applied pursuant to subsection 2.4B(iii)(e), to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion
                                 ------
         of the Applied Amount, except in the case of any Applied Amount required to be applied pursuant to subsection 2.4B(iii)(e), to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

             (c) Application of Mandatory Prepayments of Term Loans by Order of
                 --------------------------------------------------------------
         Maturity.  Any mandatory prepayments of the Term Loans pursuant to
         --------
         subsection 2.4B(iii) shall be applied first to the prepayment of the
                                               -----
         Term Loans in an amount equal to any installments of principal of the Term Loans set forth in subsection 2.4A that are scheduled to be paid within twelve months of the date of such mandatory prepayment and which remain unpaid at the time of such mandatory prepayment, such prepayment of the Term Loans to be applied to reduce such scheduled installments of principal of the Term Loans in forward order of maturity and second,
                                                                         ------
         to the extent of any excess, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in subsection 2.4A that is unpaid at the time of such prepayment.

             (d) Application of Prepayments to Base Rate Loans and Eurodollar
                 ------------------------------------------------------------
         Rate Loans.  Considering Term Loans and Revolving Loans being prepaid
         ----------
         separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

        C.   GENERAL PROVISIONS REGARDING PAYMENTS.

        (i) Manner and Time of Payment.  All payments by Company of principal,
            --------------------------
    interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business

    Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

        (ii) Application of Payments to Principal and Interest.  Except as
             -------------------------------------------------
    provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

        (iii)  Apportionment of Payments.  Aggregate principal and interest
               -------------------------
    payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

        (iv) Payments on Business Days.  Whenever any payment to be made
             -------------------------
    hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

        (v) Notation of Payment.  Each Lender agrees that before disposing of
            -------------------
    any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                     --------
    that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

        D.   APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER
GUARANTIES.

        (i) Application of Proceeds of Collateral.  Except as provided in
            -------------------------------------
    subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agents, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

             (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

             (b) thereafter, to the extent of any excess of such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

             (c) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

             (ii) Application of Payments Under Guaranties.  All payments
                  ----------------------------------------
    received by Administrative Agent under either Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

             (a) To the payment of the costs and expenses of any collection or other realization under such Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

             (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

             (c) thereafter, to the extent of any excess of such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5     USE OF PROCEEDS.
        ---------------

        A. TERM LOANS. $51,169,460 of the proceeds of the Term Loans shall be immediately loaned to Holdings and such proceeds, together with the proceeds of the equity capitalization of Holdings described in subsection 4.1D(i) and the issuance and delivery of the Holdings Notes described in subsection 4.1H(iii), shall be immediately applied by Holdings to fund the Acquisition Financing Requirements and $4,830,540 of the proceeds of the Term Loans shall be used by Company to pay Transaction Costs.

        B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for working capital requirements and other general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital requirements and other general corporate purposes, including Transaction Costs not paid on the Closing Date.

        C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Holdings, Company or any of Company's Subsidiaries in any manner (i) that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds, or
(ii) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

2.6     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.
        --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

        A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

        B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Term Lender or each Revolving Lender, as applicable, of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/ Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

        C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agents) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

        D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts and shall be conclusive and binding absent manifest error), for all losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

        E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

        F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Base Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided,
                                                                --------
however, that each Lender may fund each of its Eurodollar Rate Loans in any
- -------
manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

        G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by

Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
        ----------------------------------------

        A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

        (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

        (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

        (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        B.   WITHHOLDING OF TAXES.

        (i) Payments to Be Free and Clear.  All sums payable by Company under
            -----------------------------
    this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

        (ii) Grossing-up of Payments.  If Company or any other Person is
             -----------------------
    required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to any Agent or any Lender under any of the Loan Documents:

             (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

             (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on such Agent or such Lender, as the case may
         be) on behalf of and in the name of such Agent or such Lender;

             (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

             (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    provided that no such additional amount shall be required to be paid to any
    --------
    Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

        (iii)  Evidence of Exemption from U.S. Withholding Tax.
               -----------------------------------------------

             (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

             (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
         (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

             (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
         (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall
                                              --------
         have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

        C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8     OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.
        -----------------------------------------------------

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that
                                                             --------
such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.


SECTION 3.   LETTERS OF CREDIT

3.1     ISSUANCE OF LETTERS OF CREDIT AND REVOLVING LENDERS' PURCHASE OF
        ----------------------------------------------------------------
        PARTICIPATIONS THEREIN.
        ----------------------

        A. LETTERS OF CREDIT. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request
                                   --------
that any Revolving Lender issue (and no Revolving Lender shall issue):

        (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; or

        (ii) any Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit;

    provided that the immediately preceding clause (b) shall not prevent any
    --------
    Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to
                --------  -------
    extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 11.6) at the time such Issuing Lender must elect whether or not to allow such extension; and provided further that an Issuing Lender may
                                 -------- -------
    agree in its sole discretion to permit any Letter of Credit to have an expiration date not later than 60 days before the first anniversary of the Revolving Loan Commitment Termination Date, provided that Company shall
                                                --------
    deposit into the Collateral Account at least five Business Days prior to the Revolving Loan Commitment Termination Date an amount equal to 105% of the sum of (i) the aggregate Letter of Credit Usage with respect to all Letters of Credit that have an expiration date (after giving effect to any renewal) that extends beyond the Revolving Loan Commitment Termination Date and (ii) the aggregate amount of all fees and expenses owing on or in respect of such Letters of Credit.

        B.   MECHANICS OF ISSUANCE.

        (i) Notice of Issuance.  Whenever Company desires the issuance of a
            ------------------
    Letter of Credit, it shall deliver to Administrative Agent at the Funding Notice Office a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City
            -----------
    time) at least three Business Days or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day),
    (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary on or before the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require
    --------
    changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against
        --------  -------
    a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

             Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

        (ii) Determination of Issuing Lender.  Upon receipt by Administrative
             -------------------------------
    Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

        (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
               ----------------------------
    accordance with subsection 11.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

        (iv) Notification to Revolving Lenders.  Upon the issuance of any Letter
             ---------------------------------
    of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if

    Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

        (v) Reports to Lenders.  Within 15 days after the end of each calendar
            ------------------
    quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Revolving Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

        C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2     LETTER OF CREDIT FEES.
        ---------------------

             Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

        (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to 2.75% per annum of the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each February 28, May 31, August 31 and November 30 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

        (ii) with respect to the amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder, documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.
        ------------------------------------------------------------------

        A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

        B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained
                                             --------
in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further
                                                           --------  -------
that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

        C. PAYMENT BY REVOLVING LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

        (i) Payment by Revolving Lenders.  In the event that Company shall fail
            ----------------------------
    for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving

    Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

        (ii) Distribution to Revolving Lenders of Reimbursements Received From
             -----------------------------------------------------------------
    Company.  In the event any Issuing Lender shall have been reimbursed by
    -------
    other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

        D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

        (i) Payment of Interest by Company.  Company agrees to pay to each
            ------------------------------
    Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

        (ii) Distribution of Interest Payments by Issuing Lender.  Promptly upon
             ---------------------------------------------------
    receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4     OBLIGATIONS ABSOLUTE.
        --------------------

             The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

        (i) any lack of validity or enforceability of any Letter of Credit;

        (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Holdings, Company or one of Company's Subsidiaries and the beneficiary for which any Letter of Credit was procured);

        (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

        (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, Company or any of Company's Subsidiaries;

        (vi) any breach of this Agreement or any other Loan Document by any party thereto;

        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

        (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
- --------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5     INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.
        --------------------------------------------------

        A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

        B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.

In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender.

3.6     INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
        -------------------------------------------------------

          Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

        (i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

        (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

        (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


SECTION 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1     CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE
        -------------------------------------------------------------------
        LOANS.
        -----

          The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

        A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Holdings and Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Holdings, Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date, each such document to be in form and substance satisfactory to Administrative Agent:

        (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

        (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

        (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

        (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

        (v) Executed originals of the Loan Documents to which such Person is a party; and

        (vi) Such other documents as any Agent may reasonably request.

        B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, no Material Adverse Effect shall have occurred.

        C.   CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

        (i) Corporate Structure.  The corporate organizational structure of
            -------------------
    Holdings, Company and Company's Subsidiaries, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 4.1C annexed
                                                        -------------
    hereto.

        (ii) Capital Structure and Ownership.  The capital structure and
             -------------------------------
    ownership of Holdings and Company, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 4.1C annexed hereto.
                                              -------------

        (iii)  Management.  The management structure of Holdings, Company and
               ----------
    Company's Subsidiaries after giving effect to the Acquisition shall be as set forth on Schedule 4.1C annexed hereto.
                 -------------

        D. PROCEEDS OF DEBT AND EQUITY CAPITALIZATION OF HOLDINGS.

        (i) Debt and Equity Capitalization of Holdings.  On or before the
            ------------------------------------------
    Closing Date, (a) Flagstar shall have contributed $75,000,000 in cash to Holdings in exchange for all of the shares of Holdings Common Stock, (b) Holdings shall have issued the Holdings Intercompany Note described in clause (i) of the definition thereof to Company in exchange for a concurrent loan by Company to Holdings of proceeds of the Term Loans in an aggregate amount equal to $51,169,460 and (c) Holdings shall have issued the Holdings Intercompany Note described in clause (ii) of the definition thereof in connection with Holdings' assumption of such Indebtedness in accordance with the terms of the Acquisition Agreement.

        (ii) Use of Proceeds by Holdings and Company.  Holdings and Company
             ---------------------------------------
    shall have provided evidence satisfactory to each Agent that the proceeds of the debt and equity capitalization of Holdings described in the immediately preceding clause (i) have been irrevocably committed, prior to or concurrently with the application of the proceeds of the Term Loans, to the payment of the Acquisition Financing Requirements.

    E.  RELATED AGREEMENTS.

        (i) Holdings Note Indenture and Holdings Notes.  On or prior to the
            ------------------------------------------
    Closing Date, (a) Holdings and the other parties thereto shall have executed and delivered the Holdings Note Indenture and the Holdings Notes, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which shall be in form and substance satisfactory to Agents and Lenders, (b) the covenant and default provisions contained in the Holdings Note Indenture and the Holdings Notes shall be less restrictive than those provisions contained in this Agreement, and (c) all conditions precedent to the issuance and sale of the Holdings Notes under the Holdings Note Indenture shall have been satisfied or waived.

        (ii) Approval of Related Agreements.  The Acquisition Agreement and each
             ------------------------------
    of the other Related Agreements shall each be satisfactory in form and substance to each Agent and Requisite Lenders.

        (iii)  Related Agreements in Full Force and Effect.  Each Agent shall
               -------------------------------------------
    have received a fully executed or conformed copy of each Related Agreement (other than the Liquor License Affiliate Agreements) and any documents executed in connection therewith, and each such Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by any Agent to be material, in each case without the consent of each Agent and Requisite

    Lenders and each Agent shall have received an Officers' Certificate of Holdings and Company certifying that attached thereto are true and complete copies of the Related Agreements and the Material Flagstar Agreements.

        F. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES; EXISTING INDEBTEDNESS OF FLAGSTAR.

        (i) Release From Existing Credit Agreement and Other Agreements of Loan
            -------------------------------------------------------------------
    Parties and Termination of Related Liens.  On the Closing Date, Company and
    ----------------------------------------
    its Subsidiaries shall have (a) been fully discharged from all obligations under the Existing Credit Agreement and all other Loan Documents (as defined in the Existing Credit Agreement) and repaid in full all Indebtedness under any other agreement governing any other Indebtedness of Company and its Subsidiaries (other than the Indebtedness in an aggregate amount not to exceed $31,500,000 in respect of Capital Leases and other Indebtedness described in Schedule 7.1 annexed hereto), (b) terminated any commitments to
                 ------------
    lend or make other extensions of credit thereunder, (c) delivered to each Agent all documents or instruments (including without limitation termination statements and terminations of lockbox agreements, blocked account agreements and collateral account agreements, and the Existing Credit Agreement Release Agreement in form and substance satisfactory to the Lenders) necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder and (d) delivered to each Agent an amendment to the Existing Credit Agreement executed by each party that is a party to the Existing Credit Agreement, which amendment shall release each Loan Party from all obligations under the Existing Credit Agreement and all other Loan Documents (as defined in the Existing Credit Agreement) and shall otherwise be in form and substance satisfactory to the Lenders.

        (ii) Existing Indebtedness of Loan Parties to Remain Outstanding.  Each
             -----------------------------------------------------------
    Agent shall have received an Officers' Certificate of Holdings and Company stating that, after giving effect to the Acquisition and the transactions described in this subsection 4.1F, the only Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Holdings Notes) shall consist of (a) Indebtedness in an aggregate amount not to exceed $31,500,000 in respect of Capital Leases and other Indebtedness described in

    Schedule 7.1 annexed hereto, (b) intercompany accounts payable owing to
    ------------
    Company and certain Subsidiaries of Company that are assumed by Holdings in accordance with the Assumption Agreement in an aggregate amount not exceeding $200,000,000, which obligation is evidenced by the Holdings Intercompany Note described in clause (ii) of the definition thereof, and
    (c) allocated portions of liabilities assumed by Loan Parties pursuant to the Assumption Agreement in accordance with the Acquisition Agreement in an aggregate amount not exceeding $25,000,000.

        (iii) Existing Indebtedness of Flagstar.  Each Agent shall have received
              ---------------------------------
    a fully executed or conformed copy of each Material Flagstar Agreement and the provisions thereof which are applicable to Holdings, Company or any of Company's Subsidiaries and the provisions thereof relating to "Unrestricted Subsidiaries" (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries shall be satisfactory in form and substance to each Agent and Requisite Lenders. Each Material Flagstar Agreement shall be in full force and effect and no provision thereof which is applicable to Holdings, Company or any of Company's Subsidiaries or which relate to "Unrestricted Subsidiaries" (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries shall have been modified or waived in any respect determined by any Agent to be material, in each case without the consent of each Agent. Each Agent shall have received evidence in form and substance satisfactory to such Agent that (i) the Acquisition and the other transactions contemplated by the Loan Documents and the Related Agreements are permitted under each Material Flagstar Agreement, and (ii) on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated in the Loan Documents and the Related Agreements, each of Holdings, Company and each of Company's Subsidiaries has been designated as, and is, an "Unrestricted Subsidiary" pursuant to the terms of, and as defined in, the Flagstar Credit Agreement and each Flagstar Indenture (with the exception of the Flagstar Indenture dated as of November 1, 1989), and each Agent shall have received an Officers' Certificate of Holdings and Company to the effect set forth in clauses (i) and (ii) above (which Officers' Certificate shall have attached thereto written evidence of designation of Company and each of Company's Subsidiaries as an "Unrestricted Subsidiary" as described in clause (ii) above).

        G. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Acquisition, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Acquisition (including without limitation the consent of the lenders under the Flagstar Credit Agreement, if necessary, to permit the equity contribution by Flagstar to Holdings as described in subsection 4.1D(i) and to consummate the transactions contemplated in the Loan Documents and the Related Agreements) and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, and no law or regulation is applicable, in each case which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

        H.   CONSUMMATION OF ACQUISITION.

        (i) All conditions to the Acquisition set forth in Article 5 of the Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of each Agent and Requisite Lenders;

        (ii) the Acquisition (including without limitation the acquisition by Holdings from Seller of all of the capital stock of Company and each of its Subsidiaries (other than FRI-Admin Corporation, FRI-MRD Corporation, El Torito Restaurants, Inc. and Chi-Chi's Inc. and their respective Subsidiaries)) shall have become effective in accordance with the terms of the Acquisition Agreement and in compliance with law;

        (iii) the aggregate consideration paid to the holders of equity interests in Company and its Subsidiaries in respect of such equity interests in connection with the Acquisition shall not exceed $125,000,000 in cash and Holdings Notes issued and delivered to Seller in an initial aggregate principal amount not exceeding $150,000,000;

        (iv) Transaction Costs shall not exceed $7,500,000, and each Agent shall have received evidence to its satisfaction to such effect; and

        (v) each Agent shall have received an Officers' Certificate of Holdings and Company to the effect set forth in clauses (i)-(iv) above and stating that Holdings and Company will proceed to consummate the Acquisition immediately upon the making of the initial Loans.

        I. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

        (i) Closing Date Mortgages.  Fully executed and notarized Mortgages
            ----------------------
    (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in

    Schedule 4.1I annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and,
    -------------
    collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

        (ii) Opinions of Local Counsel.  An opinion of counsel (which counsel
             -------------------------
    shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

        (iii)  Title Insurance.  (a) ALTA mortgagee title insurance policies or
               ---------------
    unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in

    Schedule 4.1I annexed hereto, in amounts not less than the respective
    -------------
    amounts designated therein with respect to any particular Closing Date Mortgaged Properties, showing that fee simple title to each such Closing Date Mortgaged Property is vested in such Loan Party and insuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens (other than, with respect to Coco's #162 located at 1025 Fletcher Parkway, El Cajon, California, the Lien described in Schedule 7.2 annexed hereto) on the respective Closing Date
                 ------------
    Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and
    (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

        (iv) Title Reports.  With respect to each Closing Date Mortgaged
             -------------
    Property listed in Schedule 4.1I annexed hereto, a title report issued by
                       -------------
    the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

        (v) Copies of Documents Relating to Title Exceptions.  Copies of all
            ------------------------------------------------
    recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1I(iv);

        (vi) Matters Relating to Flood Hazard Properties.  (a) Evidence, which
             -------------------------------------------
    may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

        (vii)  Environmental Indemnity.  If requested by any Agent, an
               -----------------------
    environmental indemnity agreement, satisfactory in form and substance to such Agent and its counsel, with respect to the indemnification of Agents and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

        J. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1I, each Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of such Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

        (i) Schedules to Collateral Documents.  Delivery to Administrative Agent
            ---------------------------------
    of accurate and complete schedules to all of the applicable Collateral Documents.

        (ii) Stock Certificates and Instruments.  Delivery to Administrative
             ----------------------------------
    Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement and (b) all promissory notes (including without limitation the Holdings Intercompany Notes and any other intercompany notes between or among the Loan Parties) or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

        (iii)  Lien Searches and UCC Termination Statements.  Delivery to
               --------------------------------------------
    Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

        (iv) UCC Financing Statements and Fixture Filings.  Delivery to
             --------------------------------------------
    Administrative Agent of UCC financing statements and, with respect to each Closing Date Mortgaged Property, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of

    Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

        (v) PTO Cover Sheets, Etc.  Delivery to Administrative Agent of all
            ---------------------
    cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

        (vi) Restricted Account Letters.  Delivery to Administrative Agent of a
             --------------------------
    Restricted Account Letter executed by each Person that is a party thereto with respect to Company's Account and each Deposit Account listed on

    Schedule 4.1J annexed hereto.
    -------------

        K. FINANCIAL AND BUSINESS INFORMATION REQUESTED BY LENDERS. Lenders shall have received such financial, business, and other information regarding each Loan Party as they shall have requested, including without limitation information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, and collective bargaining agreements and other arrangements with employees.

        L. LIQUOR LICENSE AFFILIATES. Company shall have provided all agreements and documents relating to the terms and conditions pursuant to which third parties hold interests in any Liquor License Affiliates (collectively, "LIQUOR LICENSE AFFILIATE AGREEMENTS") and such terms and conditions shall be in form and substance satisfactory to Agents.

        M. ENVIRONMENTAL REPORTS. Each Agent shall have received reports and other information, in form, scope and substance satisfactory to such Agent, regarding environmental matters relating to the Facilities, which reports shall include a Phase I environmental assessment for each of the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries (collectively, the "PHASE I REPORT") which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the Closing Date by First Environment and ENSR Consulting and Engineering, (c) includes an assessment of asbestos-containing materials at such Facilities where Company has reason to suspect the presence of asbestos-containing materials, and
(d) includes an analysis of the cost of remedial or abatement activity which Company would be expected to incur in connection with any existing condition, with the cost analysis being based on an objective 51% confidence factor that the costs of remedial or abatement activity will not be exceeded.

        N. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, (A) Lenders shall have received from Company (i) unaudited financial statements of Company and its Subsidiaries as at March 28, 1996, consisting of a combined balance sheet and the related combined statements of income, stockholders' equity and cash flows for the three-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (ii) an unaudited combined statement of cash flows for Company and its Subsidiaries as of December 31, 1995, (iii) pro forma consolidated balance sheets of Holdings, Company and Company's Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Acquisition the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (iv) a consolidated plan and financial forecast for the period beginning on the Closing Date and ending on December 31, 1996 and for the three consecutive 12-month periods beginning on January 1, 1997, including without limitation (a) forecasted consolidated balance sheets and related forecasted consolidated statements of income, stockholders' equity and cash flows for each such period (for each monthly period within the period beginning on the Closing Date and ending on December 31, 1996, and for each fiscal quarter period within each such 12-month period), together with an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as any Agent may reasonably request, and (B) all of the financial statements and other information described in clauses (i) and (ii) above shall be substantially consistent with any financial statements for the same periods delivered to Agents prior to February 29, 1996 and all of the financial statements, forecasts and other information described in clauses (iii) and (iv) above shall be substantially consistent with any pro forma or projected financial information for the same dates or periods delivered to Agents prior to February 29, 1996, and all of the financial statements and other information described in clauses
(i) through (iv) above shall be otherwise in form and substance satisfactory to Agents and Lenders .

        O. SOLVENCY ASSURANCES. On the Closing Date, Agents and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XIII annexed hereto and with appropriate
                             ------------
attachments, in each case demonstrating that, after giving effect to the consummation of the Acquisition, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, each of the Holdings, Company, Holdings and its Subsidiaries, taken as a whole, and Company and its Subsidiaries, taken as a whole, will be Solvent.

        P. EVIDENCE OF INSURANCE. Each Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 or the Closing Date Mortgages is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4 or under the Closing Date Mortgages.

        Q. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Loan Parties, in form and substance reasonably satisfactory to each Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters
                       ------------
as such Agent acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to such Agent that Holdings and Company have requested such counsel to deliver such opinions to Lenders.

        R. OPINIONS OF AGENTS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Agents, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other
                             ----------
matters as Agents acting on behalf of Lenders may reasonably request.

        S. OPINIONS OF COUNSEL DELIVERED UNDER RELATED AGREEMENTS. Each Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

        T. AUDITOR'S LETTERS. Each Agent shall have received the executed Auditor's Letters.

        U. NO DISRUPTION OF FINANCIAL AND CAPITAL MARKETS. There shall have been no material adverse change after February 29, 1996 in the syndication markets for credit facilities similar in nature to the credit facilities provided herein and there shall not have occurred and be continuing a material disruption of or a material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by each Agent in its sole discretion.

        V. FEES. Company shall have paid to Agents, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

        W.   REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS.
Holdings and Company shall have delivered to each Agent an Officers' Certificate, in form and substance satisfactory to such Agent, to the effect that the representations and warranties in Section 5 hereof and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date (both immediately before and immediately after giving effect to the Acquisition) to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by each Agent and Requisite Lenders.

        X. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by any Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to such each Agent and such counsel, and each Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as such Agent may reasonably request.

4.2     CONDITIONS TO ALL LOANS.
        -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to such Agent.

          B.   As of that Funding Date:

        (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

        (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

        (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

        (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

        (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

        (vi) There shall not be pending or, to the knowledge of Holdings and Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings, Company or any of Company's Subsidiaries or any property of Holdings, Company or any of Company's Subsidiaries that has not been disclosed by Holdings or Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of any Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect and no such action, suit, proceeding or governmental investigation or arbitration shall purport to affect the validity, legality or enforceability of the Acquisition, the Loan Documents, the Related Agreements or the consummation of the transactions contemplated thereby and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3     CONDITIONS TO LETTERS OF CREDIT.
        -------------------------------

             The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

        A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

        B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

        C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.   HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Revolving Lenders to purchase participations therein, each of Holdings and Company represents and warrants to each of the Agents and the Lenders, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1     ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
        ----------------------------------------------------------------
    SUBSIDIARIES.
    ------------

        A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto. Each
                                              ------------
Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

        B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

        C. CONDUCT OF BUSINESS. Holdings, Company and Company's Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

        D. SUBSIDIARIES. All of the Subsidiaries of Holdings, both before and after giving effect to the Acquisition, are identified in Schedule 5.1 annexed
                                                          ------------
hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to
                ------------
the provisions of subsection 6.1(xvi). The capital stock of each of the Subsidiaries of Holdings identified in Schedule 5.1 annexed hereto (as so
                                       ------------
supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings identified in Schedule 5.1 annexed hereto (as so
                                       ------------
supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed
                                                          ------------
hereto (as so supplemented) correctly sets forth the ownership interest of Holdings and Company and each of Company's Subsidiaries in each of the Subsidiaries of Holdings and Company identified therein.

5.2     AUTHORIZATION OF BORROWING, ETC.
        --------------------------------

        A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

        B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings, Company or any of Company's Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings, Company or any of Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings, Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Company or any of Company's Subsidiaries other than the Existing Credit Agreement which, with respect to Company and its Subsidiaries, shall be terminated in accordance with subsection 4.1F(i) concurrently with the making of the Term Loans hereunder and under which Company and its Subsidiaries shall have no obligations on and after the Closing Date,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, Company or any of Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and other than the Existing Credit Agreement which, with respect to Company and its Subsidiaries, shall be terminated in accordance with subsection 4.1F(i) concurrently with the making of the Term Loans hereunder and under which Company and its Subsidiaries shall have no obligations on and after the Closing Date), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings, Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

        C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than those notices required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, all of which have been duly given prior to the Closing Date and all applicable waiting periods with respect to which have expired prior to the Closing Date without any action being taken or threatened by any competent authority.

        D. BINDING OBLIGATION. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        E.   VALID ISSUANCE OF HOLDINGS COMMON STOCK AND HOLDINGS NOTES.

          (i) Holdings Common Stock.  The Holdings Common Stock to be sold on or
              ---------------------
before the Closing Date is duly and validly issued, fully paid and nonassessable and shall be free and clear of all Liens except for Liens granted to lenders under the Flagstar Credit Agreement. No stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. The issuance and sale of such Holdings Common Stock either (a) has been registered or qualified under applicable federal and state securities laws or (b) is exempt therefrom.

          (ii) Holdings Notes.  Holdings has the corporate power and authority
               --------------
to issue the Holdings Notes. The Holdings Notes have been duly authorized and delivered by Holdings and are the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Holdings Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

5.3     FINANCIAL CONDITION.
        -------------------

          Holdings and Company have heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited combined balance sheets of the Family Restaurant Division of Seller at December 22, 1994 and the related audited combined statements of income, stockholders' equity and cash flows of the Family Restaurant Division of Seller, for the 11 months then ended, together with such statements of a predecessor for the one month ended January 26, 1994, and the audited combined statements of income, stockholders' equity and cash flows of the Family Restaurant Division of Seller for the fiscal year ending December 23, 1993, (ii) the audited combined balance sheet of Loan Parties and FRD Commissary at December 31, 1995 and the related combined statements of income, (iii) The Restaurant Enterprises Group, Inc. 10-K for the fiscal year ending December 28, 1992, (iv) the unaudited combined balance sheet of Company and its Subsidiaries as at March 28, 1996 and the related unaudited combined statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended, and (v) the unaudited combined statement of cash flows for Company and its Subsidiaries as of December 31, 1995. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating or combined basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating or combined basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except as set forth on Schedule 5.3, none of the Loan
                                              ------------
Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any such Loan Party.

5.4     NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
        ---------------------------------------------------------

          Since December 31, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. None of the Loan Parties has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5 and except for dividends and distributions actually made by Company and its Subsidiaries prior to the Closing Date to Seller in compliance with Section 3.1F of the Acquisition Agreement.

5.5     TITLE TO PROPERTIES; LIENS; REAL PROPERTY.
        -----------------------------------------

          A. TITLE TO PROPERTIES; LIENS. Each Loan Party has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          B.      REAL PROPERTY.  As of the Closing Date, Schedule 5.5 annexed
                                                          ------------
hereto contains a true, accurate and complete list of (i) all Fee Properties and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each agreement listed in clause (ii)
             ------------
of the immediately preceding sentence is in full force and effect and neither Holdings nor Company has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6     LITIGATION; ADVERSE FACTS.
        -------------------------

          There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Holdings or Company, threatened against or affecting any Loan Party or any property of Loan Party and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and no such action, suit, proceeding or governmental investigation or arbitration shall purport to affect the validity, legality or enforceability of the Acquisition, the Loan Documents, the Related Agreements or the consummation of the transactions contemplated thereby. No Loan Party (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7     PAYMENT OF TAXES.
        ----------------

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Loan Parties required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Loan Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against any Loan Party which is not being actively contested by such Loan Party in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be
- --------
required in conformity with GAAP shall have been made or provided therefor.

5.8     PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
        ------------------------------------------------------------------
        CONTRACTS; MATERIAL FLAGSTAR AGREEMENTS.
        ---------------------------------------

          A. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          B. No Loan Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          C. Schedule 5.8 contains a true, correct and complete list of all the
             ------------
Material Contracts in effect on the Closing Date.  Except as described on

Schedule 5.8, all such Material Contracts are in full force and effect and no
- ------------
material defaults currently exist thereunder.

          D. The Flagstar Credit Agreement, the Flagstar Indentures, the Indenture dated as of July 12, 1990 between Denny's Realty, Inc. and State Street Bank & Trust Company, the Indenture dated as of November 1, 1990 between Secured Restaurants Trust, as Issuer and The Bank of New York Trust Company of Florida, as successor trustee, and the FCI Intercompany Note are the only Material Flagstar Agreements in effect on the Closing Date. Company has delivered to Lenders complete and correct copies of each Material Flagstar

Agreement and of all exhibits and schedules thereto. Each of Holdings, Company and Company's Subsidiaries is an "Unrestricted Subsidiary" under, and as defined in, the Flagstar Credit Agreement and each of the Flagstar Indentures described in clauses (i)-(iv) of the definition thereof.

5.9     GOVERNMENTAL REGULATION.
        -----------------------

          No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10    SECURITIES ACTIVITIES.
        ---------------------

          A. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock or in the business of purchasing or carrying any Margin Stock.

          B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (whether of Company only, Holdings only, of Holdings and its Subsidiaries on a consolidated basis or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company or any other Loan Party and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11    EMPLOYEE BENEFIT PLANS.
        ----------------------

          A. Each of the Loan Parties and each of their respective ERISA Affiliates are in compliance with all material applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

          B. No ERISA Event has occurred or is reasonably expected to occur.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code or applicable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Loan Parties or any of their respective ERISA Affiliates.

          D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

          E.  As of the most recent valuation date for each Multiemployer
Plan for which the actuarial report is available, the potential liability of the Loan Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

5.12    CERTAIN FEES.
        ------------

          Other than the fees payable to Ernst & Young LLP as described in the attachment to the Officers' Certificate delivered to Lenders on the Closing Date pursuant to subsection 4.1, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby and each of Holdings and Company hereby indemnifies each of the Agents and the Lenders against, and agrees that it will hold each of the Agents and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13    ENVIRONMENTAL PROTECTION.
        ------------------------

        (i) None of the Loan Parties nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law,
    (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

        (ii) no Loan Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law;

        (iii) there are and, to Holdings' and Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Loan Party that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

        (iv) neither any Loan Party nor, to Holdings' and Company's knowledge, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of any Loan Party's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

        (v) compliance with all current requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to any Loan Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14    EMPLOYEE MATTERS.
        ----------------

          There is no strike or work stoppage in existence or threatened involving any Loan Party that could reasonably be expected to have a Material Adverse Effect.

5.15    SOLVENCY.
        --------

          Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16    MATTERS RELATING TO COLLATERAL.
        ------------------------------

        A. CREATION, PERFECTION AND PRIORITY OF LIENS. Subject to the release of Liens granted under the Existing Credit Agreement, all of which shall be released in accordance with subsection 4.1F(i) concurrently with the making of the Term Loans hereunder, the execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 4.1J, 6.8 and 6.9 and, with respect to fixtures only, the actions taken after the date hereof pursuant to subsection 6.10, and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent and, with respect to fixtures only, the filing of fixture filings pursuant to subsection 6.10.

     B. GOVERNMENTAL AND OTHER AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Loan Party, or the perfection or maintenance of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and subject to the release of Liens granted under the Existing Credit Agreement, all of which shall be released in accordance with subsection 4.1F(i) concurrently with the making of the Term Loans hereunder, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. None of the Pledged Collateral constitutes Margin Stock.

     E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17 RELATED AGREEMENTS.
     ------------------

          A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

          B. SELLER'S WARRANTIES. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Seller to Holdings and its Affiliates in the Acquisition Agreement and the other Related Agreements to which it is a party is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Acquisition Agreement and such other Related Agreements, as applicable (it being understood that on any date of determination, any untrue or incorrect representations and warranties of Seller under the Acquisition Agreement shall not cause a breach of Holdings' and Company's representation and warranty under this subsection 5.17B as of such date of determination to the extent (and only to the extent) that (i) Holdings has indemnification rights as of such date under the Acquisition Agreement for such untrue and incorrect representations and warranties, (ii) the amount of the indemnification obligation that Holdings is entitled to pursuant to such indemnification rights does not exceed the outstanding amount of Restricted Notes (as defined in the Acquisition Agreement) outstanding as of such date and (iii) Holdings and Company are diligently enforcing their indemnification rights with respect thereto).

          C. WARRANTIES OF FCI, FLAGSTAR AND LOAN PARTIES. Subject to the qualifications set forth therein, each of the representations and warranties given by any of FCI, Flagstar and any Loan Party to Seller in the Acquisition Agreement and the other Related Agreements to which it is a party is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

          D. SURVIVAL. Notwithstanding anything in the Acquisition Agreement or any other Related Agreement to the contrary, the representations and warranties of Holdings and Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Agents and Lenders.

5.18 CERTAIN INDEBTEDNESS.
     --------------------

          As of the Closing Date, after giving effect to the Acquisition and the transactions described in subsection 4.1F, the only Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Holdings Notes) shall consist of (a) Indebtedness in an aggregate amount not to exceed $31,500,000 in respect of Capital Leases and other Indebtedness described in Schedule 7.1
                                                              ------------
annexed hereto, (b) intercompany accounts payable owing to Company and certain Subsidiaries of Company that are assumed by Holdings in accordance with the Assumption Agreement in an aggregate amount not exceeding $200,000,000, which obligation is evidenced by the Holdings Intercompany Note described in clause
(ii) of the definition thereof, and (c) allocated portions of liabilities assumed by Loan Parties pursuant to the Assumption Agreement in accordance with the Acquisition Agreement in an aggregate amount not exceeding $25,000,000.

5.19 DISCLOSURE.
     ----------

          No representation or warranty of FCI, Flagstar, Holdings, Company or any of Company's Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of FCI, Flagstar, Holdings, Company or any of Company's Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to

Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.   HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS

          Each of Holdings and Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each of Holdings and Company shall perform, and shall cause each of Company's Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.
     --------------------------------------

          Each of Holdings and Company will maintain, and cause each of Company's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

          (i) Monthly Financials:  as soon as available and in any event within
              ------------------
     35 days (or in the case of the last month in any Fiscal Quarter, 45 days, or in the case of the last month in any Fiscal Year, 60 days) after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (ii) Quarterly Financials:  as soon as available and in any event
               --------------------
     within 45 days after the end of each Fiscal Quarter, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (iii) Year-End Financials:  as soon as available and in any event
                -------------------
     within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) in the case of each such consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officers' and Compliance Certificates:  (a) together with each
               -------------------------------------
     delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holdings and Company have taken, are taking and propose to take with respect thereto; and (b) together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

          (v) Reconciliation Statements:  if, as a result of any change in
              -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
     (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification:  together with each delivery of
               --------------------------
     consolidated financial statements of Holdings and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                        --------
     reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii)  SEC Filings and Press Releases:  promptly upon their becoming
                  ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or Company to its security holders or by any Subsidiary of Company to its security holders other than Holdings, Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings, Company or any of Company's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings, Company or any of Company's Subsidiaries to the public concerning material developments in the business of Holdings, Company or any of Company's Subsidiaries;

          (ix) Events of Default, etc.:  promptly upon any officer of Holdings
               -----------------------
     or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings, Company or any of Company's Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Holdings or Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Holdings or Company, as applicable, were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings and Company have taken, are taking and propose to take with respect thereto;

          (x) Litigation or Other Proceedings:  promptly upon any officer of
              -------------------------------
     Holdings or Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings, Company or any of Company's Subsidiaries or any property of Holdings, Company or any of Company's Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

              (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

              (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (xi) ERISA Events:  promptly upon becoming aware of the occurrence of
               ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any of the Loan Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)  ERISA Notices:  with reasonable promptness, copies of (a) each
                 -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any of the Loan Parties or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any of the Loan Parties or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as any Agent shall reasonably request;

          (xiii)  Financial Plans:  as soon as practicable and in any event no
                  ---------------
     later than the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and all succeeding Fiscal Years through December 31, 1999 (the "FINANCIAL PLAN" for such Fiscal Years), including without limitation (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year (and for each fiscal quarter period within each such Fiscal Year), together with an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as any Lender may reasonably request;

          (xiv)  Insurance:  as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Board of Directors:  with reasonable promptness, written notice
               ------------------
     of any change in the Board of Directors of Holdings or Company;

          (xvi)  New Subsidiaries:  promptly upon any Person becoming a
                 ----------------
     Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all
                                 ------------
     Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of
                             ------------
     this Agreement);

          (xvii)  Material Contracts:  promptly, and in any event within ten
                  ------------------
     Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, or any event of default occurs and is continuing under any Material Contract or any other Related Agreement, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xviii)  UCC Search Report:  as promptly as practicable after the date
                   -----------------
     of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1J(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Holdings or such Loan Party;

          (xix) Material Flagstar Agreements:  promptly, and in any event
                ----------------------------
     within 10 Business Days after any Material Flagstar Agreement is terminated or amended in a manner that is materially adverse to any Loan Party or any Lender or any new Material Flagstar Agreement is entered into, a written statement describing such event with copies of such material amendment or new contracts, and an explanation of any actions being taken with respect thereto;

          (xx) Closing Balance Sheet: on or before the date of delivery of the
               ---------------------
     Closing Balance Sheet (as defined in the Acquisition Agreement) by Company to Seller, a copy of the Closing Balance Sheet, calculations showing in reasonable detail the derivation of the amount of the post-closing purchase price adjustments and any reconciliation statements relating to the Closing Balance Sheet or such calculations, which shall in each case be accompanied by back-up information satisfactory in form and substance to Administrative Agent;

          (xxi) Revenue Agent Reports:  within 10 days after receipt thereof by
                ---------------------
     Company, copies of all Revenue Agent Reports (Internal Revenue Service Form
     886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth adjustments increasing the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which any Loan Party is a member aggregating $5,000,000 or more;

          (xxii) Tax Certificates:  promptly, and in any event within five
                 ----------------
     Business Days after the due date (as the same may be extended from time to time) for filing the final

     Federal income tax return in respect of each taxable year, a certificate, signed by the president or chief financial officer of Company, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which any Loan Party is a member has paid to the Internal Revenue Service or other taxing authority, or to Company, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that Holdings and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Allocation Agreement in respect of such taxable year;

          (xxiii) Payment in Kind under Holdings Note Indenture:  as soon as
                  ---------------------------------------------
     Holdings has the option to elect to pay interest in additional Securities (as defined in the Holdings Note Indenture) as provided in Section 4.1 of the Holdings Note Indenture but in any event no later than 5 days prior to the applicable Record Date (as defined in the Holdings Note Indenture), notice of such election to pay interest in additional Securities (as defined in the Holdings Note Indenture);

          (xxiv)  Holdings Intercompany Note Balance:  within 60 days of the
                  ----------------------------------
     Closing Date, an Officers' Certificate of Holdings and Company setting forth the respective amounts owed, as of May 23, 1996, by Holdings to Company and each Subsidiary of Company that is a payee thereunder under the Holdings Intercompany Note described in clause (ii) of the definition thereof; and

          (xxv)  Other Information:  with reasonable promptness, such other
                 -----------------
     information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  CORPORATE EXISTENCE, ETC.; BOOKS OF RECORD.
     ------------------------------------------

          A. Except as permitted under subsection 7.7, Holdings and Company will, and will cause each of Company's Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Holdings nor
                                     --------  -------
any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or Lenders.

          B. Holdings and Company shall, and shall cause each of Company's Subsidiaries to, keep appropriate books of record and account, in which shall be recorded all financial transactions and the assets and business of Holdings, Company and Company's Subsidiaries in accordance with GAAP. Holdings shall maintain books of record and account which are separate from the books of record and account of Company and its Subsidiaries.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
     ----------------------------------------------

          A. Holdings and Company will, and will cause each of Company's Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such
                                                        --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

          B. Neither Holdings nor Company will, nor will it permit any of Company's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than FCI).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/
     -------------------------------------------------------------------
     CONDEMNATION PROCEEDS.
     ----------------------

          A. MAINTENANCE OF PROPERTIES. Holdings and Company will, and will cause each of Company's Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries (including, without limitation, all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          B. INSURANCE. Holdings and Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Holdings and Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to

Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

          C.   APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

          (i) Business Interruption Insurance.  Upon receipt by Holdings or any
              -------------------------------
    of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Holdings or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

          (ii) Casualty Insurance/Condemnation Proceeds.  Upon receipt by
               ----------------------------------------
    Holdings or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Holdings and Company shall, or shall cause one or more of Company's Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received (or reinvesting in like or similar properties within the same geographical area) or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b); provided, however, that
                                                        --------  -------
    if at any time Administrative Agent reasonably determines that such repair, restoration, replacement or reinvestment cannot be completed within 180 days after such receipt, Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

        (iii)  Net Insurance/Condemnation Proceeds Received by Administrative
               --------------------------------------------------------------
    Agent.  Upon receipt by Administrative Agent of any Net
    -----
    Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and

    Holdings and Company hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $5,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received (or reinvesting in like or similar properties within the same geographical area), and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $5,000,000, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of a collateral account agreement (X) which is in form and substance substantially similar to the Collateral Account Agreement and otherwise in form and substance satisfactory to Administrative Agent and (Y) which contains a provision permitting investment of such proceeds, and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvest in like or similar properties within the same geographical area, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the collateral account maintained pursuant to such collateral account agreement, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration, replacement or reinvestment after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided,
                                                                       ---------
    however that if at any time Administrative Agent reasonably determines (A)
    -------
    that Company or such Subsidiary is not proceeding diligently with such repair, restoration, replacement or reinvestment or (B) that such repair, restoration, replacement or reinvestment cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Company for such purpose, or that such repair, restoration, replacement or reinvestment cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Holdings and Company hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

6.5  INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER
     ----------------------------------------------------------------------
     MEETING.
     -------

          A. INSPECTION RIGHTS. Holdings and Company shall, and shall cause each of Company's Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings, Company or of any of Company's Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

          B. LENDER MEETING. Company will, upon the request of any Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and such Agent) at such time as may be agreed to by Company and such Agent.

6.6  COMPLIANCE WITH LAWS, ETC.
     --------------------------

          Holdings and Company shall comply, and shall cause each of Company's Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7  ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; LOAN PARTIES'
     -----------------------------------------------------------------------
     ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND
     --------------------------------------------------------------------------
     VIOLATIONS OF ENVIRONMENTAL LAWS.
     --------------------------------

          A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Each of Holdings and Company agrees that any Agent may, from time to time and in its reasonable discretion, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) in the event (a) such Agent reasonably believes that Holdings or Company has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6 or 6.7 or that there has been a material violation of Environmental Laws at any Facility or by Holdings or any of its Subsidiaries at any other location (in which event the review shall be limited to the subject matter and location of the breach or violation) or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in
                                                              --------
the case of any Facility no longer owned, leased, operated or used by Holdings or any of its Subsidiaries, Holdings and Company shall only be obligated to use commercially reasonable efforts to obtain permission for such Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Holdings and Company hereby grant to such Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Holdings or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and such Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and such Agent hereby acknowledge and agree that any report of any investigation conducted at the request of such Agent pursuant to this subsection 6.7A will be obtained and shall be used by Agents and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Each Agent agrees to deliver a copy of any such report to Holdings and Company with the understanding that each of Holdings and Company acknowledges and agrees that (x) it will indemnify and hold harmless each Agent and each Lender from any costs, losses or liabilities relating to Holdings', or Company's use of or reliance on such report, (y) neither any Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Holdings and Company, neither any Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. Holdings and Company will deliver to Agents and Lenders:

         (i) Environmental Audits and Reports.  As soon as practicable following
             --------------------------------
    receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (ii) Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon
              --------------------------------------------------
    the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws,
    (b) any remedial action taken by Company or any other Person in response to
    (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) any Loan Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is likely to have a material adverse effect on the continuation of the then current use or planned future use of such Facility.

         (iii) Written Communications Regarding Environmental Claims, Releases,
               ----------------------------------------------------------------
    Etc.  As soon as practicable following the sending or receipt thereof by
    ----
    Holdings or any of
    its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

         (iv) Notice of Certain Proposed Actions Having Environmental Impact.
              --------------------------------------------------------------
    Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Holdings or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

         (v) Other Information.  With reasonable promptness, such other
             -----------------
    documents and information as from time to time may be reasonably requested by any Agent in relation to any matters disclosed pursuant to this subsection 6.7.

          C. LOAN PARTIES' ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         (i) Remedial Actions Relating to Hazardous Materials Activities.
             -----------------------------------------------------------
    Holdings and Company shall promptly undertake, and shall cause each of Company's Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Holdings or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Holdings or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Holdings' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Holdings or such Subsidiary.

        (ii) Actions with Respect to Environmental Claims and Violations of
             --------------------------------------------------------------
    Environmental Laws.  Holdings and Company shall promptly take, and shall
    ------------------
    cause each
     of Company's Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Holdings or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Holdings or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8  EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL
     -----------------------------------------------------------------
     DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES; EXECUTION OF
     -----------------------------------------------------------------------
     FOREIGN INTELLECTUAL PROPERTY COLLATERAL DOCUMENTS BY LOAN PARTIES.
     -------------------------------------------------------------------

          A.   EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY
COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of each of the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and the Subsidiary Trademark Security Agreement and to take all such further actions and execute all such further documents and instruments (including without limitation actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

          B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including without limitation matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

          C.   FOREIGN INTELLECTUAL PROPERTY COLLATERAL.  In the event that any Agent or the Requisite Lenders shall make a written request therefor after the date hereof (which request may be made in its or their sole discretion), Holdings and Company shall, and shall cause each of Company's Subsidiaries to, within 60 days of such request, at Company's expense, take all actions necessary or, in the opinion of Administrative Agent or its counsel, desirable pursuant to the laws of each of the foreign countries in which Company or any of its Subsidiaries holds or owns any rights with respect to any Intellectual Property (including, without limitation, all Trademarks, Registrations and Trademark Rights (as each such term is defined in the Company Trademark Security Agreement or the Subsidiary Trademark Security Agreement) registered or used in any such foreign country) (the "FOREIGN INTELLECTUAL PROPERTY") to grant to Administrative Agent, on behalf of Lenders and Interest Rate Exchangers, a valid and perfected first priority security interest in the Foreign Intellectual Property. Such actions shall include, but not be limited to, the delivery to Administrative Agent of a security agreement (each of which shall be in form and substance satisfactory to Administrative Agent) with respect to each such foreign country duly executed by the applicable Loan Parties and duly registered, filed or recorded with the appropriate governmental entities, and one or more opinions of local counsel licensed to practice in each of said foreign countries (which opinion shall be in form and substance satisfactory to Administrative Agent) to the effect that the Administrative Agent has, for its benefit and the ratable benefit of Lenders and Interest Rate Exchangers, a valid and perfected first priority security interest in the Foreign Intellectual Property relating to such foreign country; provided that Holdings and Company
                                           --------
shall not be required to take any such action or deliver any such document with respect to Foreign Intellectual Property relating to any foreign country if the granting of such security interest would be unlawful, unenforceable or invalid under the laws of such country.

6.9  MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.
     -------------------------------------------------------

          A. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property, excluding, in the case of clause (ii) above, any such Real Property Asset the encumbrancing of which requires the consent of then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i) Additional Mortgage.  A fully executed and notarized Mortgage (an
              -------------------
    "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii) Opinions of Counsel.  (a)  A favorable opinion of counsel to such
               -------------------
    Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii) Title Insurance.  (a) If required by Administrative Agent, an
                ---------------
    ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Administrative Agent, showing that fee simple title to such Additional Mortgaged Property is vested in such Loan Party and insuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

          (iv) Title Report.  If no Additional Mortgage Policy is required with
               ------------
    respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

          (v) Copies of Documents Relating to Title Exceptions.  Copies of all
              ------------------------------------------------
    recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause
    (iii) or (iv) above;

          (vi) Matters Relating to Flood Hazard Properties.  (a) Evidence, which
               -------------------------------------------
    may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (vii)  Environmental Audit.  If required by any Agent, reports and
                 -------------------
    other information, in form, scope and substance satisfactory to such Agent and prepared by environmental consultants satisfactory to such Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

    B. REAL ESTATE APPRAISALS. If requested by any Agent, Holdings and Company shall, and shall cause each of Company's Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

6.10 FIXTURE FILINGS; LIQUOR LICENSE AFFILIATES.
     ------------------------------------------

          A. FIXTURE FILINGS. Company shall, within 45 days of the Closing Date, deliver to Administrative Agent, in recordable form, fixture filings executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable (including without limitation each county in which any Loan Party operates a restaurant) to perfect the security interests created in such Collateral pursuant to the Collateral Documents, which fixture filings shall have attached thereto an accurate legal description of the applicable Real Property Asset and the name of the fee owner of the applicable Real Property Asset.

          B. LIQUOR LICENSE AFFILIATES. Company shall, within 10 days of the Closing Date, deliver to Administrative Agent (i) a Liquor License Affiliate Agreement for each Liquor License Affiliate in form and substance satisfactory to Administrative Agent, and (ii) the stock certificate(s) issued by J.T. Beverage, Inc. representing 49% ownership interest in J.T.

Beverage, Inc. owned by jojos Restaurants, Inc., together with irrevocable undated stock powers, duly endorsed in blank and a duly executed pledge amendment to the Subsidiary Pledge Agreement.

6.11 DEPOSIT ACCOUNTS AND CASH MANAGEMENT SYSTEMS.
     --------------------------------------------

          Holdings and Company shall, and shall cause each of Company's Subsidiaries to, use and maintain their respective Deposit Accounts and cash management systems in a manner reasonably satisfactory to each Agent. Neither Holdings nor Company shall permit any of such Deposit Accounts at any time to have any principal balance unless Holdings, Company or such Subsidiary, as the case may be, has (i) delivered to Administrative Agent a Restricted Account Letter and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent has sole dominion and control over such Deposit Account (a "RESTRICTED ACCOUNT"); provided that if Holdings, Company or such Subsidiary is unable to obtain a
- --------
Restricted Account Letter from such financial institution Holdings and Company shall, or shall cause such Subsidiary to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which Holdings and Company or such Subsidiary has obtained such an agreement; provided, further, that so long as no Event of Default or
              --------  -------
Potential Event of Default has occurred and is continuing, Holdings, Company and Company's Subsidiaries may permit any of such Deposit Accounts which are not Restricted Accounts to have deposits which are held by any Loan Party for less than or equal to three Business Days. Notwithstanding any other provision contained in this Agreement, Holdings and Company shall, and shall cause its Subsidiaries to, on a daily basis, transfer all balances in Deposit Accounts which are not Restricted Accounts to Restricted Accounts (other than to the Restricted Account described on Schedule 4.1J annexed hereto), and Company shall
                                -------------
at all times maintain a Restricted Account with respect to Company's Account.

          Without limiting the generality of the foregoing, Holdings and Company shall, and shall cause each of Company's Subsidiaries to, maintain Restricted Accounts which are central cash concentration accounts with Citibank, Chemical or Bankers, as applicable, and, to that end, (i) maintain Company's Account (which shall be a Restricted Account) and other Restricted Accounts maintained by Holdings, Company and Company's Subsidiaries with Citibank, Chemical or Bankers, as applicable, as the principal operating accounts of Holdings, Company and Company's Subsidiaries, as applicable, and (ii) pay or cause to be paid, at or prior to the end of each Business Day, to Citibank, Chemical or Bankers, as applicable, for deposit into Company's Account or such other Restricted Account, all cash of Holdings, Company and Company's Subsidiaries (including, without limitation, all proceeds of Collateral in which Holdings, Company or any such Subsidiary is granting a security interest under the Collateral Documents) in excess of the amount determined by Holdings, Company or such Subsidiary, as applicable, in the exercise of its prudent business judgment, to be required by Holdings, Company or such Subsidiary, as applicable, for the conduct of its business operations in the ordinary course.

             Without limiting the generality of the foregoing, Holdings and Company shall:

        (a) Cause each Subsidiary of Holdings (other than Subsidiaries of Holdings which maintain Restricted Accounts) to pay or cause to be paid, at or prior to the end of each Business Day, to a Restricted Account Bank with which Company or a Subsidiary of Company maintains a Restricted Account, for deposit into such Restricted Account, (i) all proceeds of Collateral in which it has granted a security interest under the Collateral Documents and
    (ii) all other cash of such Subsidiary in excess of the amount determined by such Subsidiary, in the exercise of its prudent business judgment, to be reasonably necessary or advisable by such Subsidiary for the conduct of its business operations in the ordinary course.

        (b) Cause each Subsidiary of Holdings to, consistent with past practice, instruct each other Person obligated at any time (each an "Obligor") to make any payments to such Subsidiary, to make such payments directly to a Restricted Account maintained by such Subsidiary or to Company's Account. Holdings and Company shall cause all other payments received by any such Subsidiary to be held in trust by such Subsidiary for the benefit of the Administrative Agent and promptly deposited into a Restricted Account maintained by such Subsidiary or into the Company's Account.

        (c) Cause each Subsidiary of Holdings which maintains Restricted Accounts to pay to a Restricted Account Bank with which such Subsidiary maintains a Restricted Account for deposit into such Restricted Account, or to Citibank, Chemical or Bankers, as applicable, for deposit into the Company's Account, at or prior to the end of each Business Day, (i) all proceeds of Collateral and (ii) all other cash of such Subsidiary in excess of the amount determined by such Subsidiary, in the exercise of its prudent business judgment, to be reasonably necessary or advisable by such Subsidiary for the conduct of its business operations in the ordinary course.

        (d) Prior to the receipt by any Loan Party from the Administrative Agent of notice pursuant to paragraph (e) below, (i) permit funds in the Restricted Accounts maintained by any Subsidiary of Holdings, from time to time at the request of such Subsidiary, to be paid or released to or for the account of such Subsidiary to the extent determined by such Subsidiary, in the exercise of its prudent business judgement, to be reasonably necessary or advisable by such Subsidiary and (ii) cause such Subsidiary to instruct the Restricted Account Banks with which such Subsidiary maintains Restricted Accounts to pay to Citibank, Chemical or Bankers, as applicable, for deposit into the Company's Account, at the end of each Business Day, in same day funds, an amount equal to (x) the credit balance of such Restricted Accounts, less (y) the amount, if any, determined by such Subsidiary, in the exercise of its prudent business judgment, to be reasonably necessary or advisable by such Subsidiary for the conduct of the business operations of such Subsidiary in the ordinary course.

        (e) Upon receipt by any Loan Party of notice from the Administrative Agent which notice may be given at any time following the occurrence and during the continuance of an Event of Default, instruct each financial institution with which Holdings or Company maintains a Deposit Account, and cause each Subsidiary of Company to instruct each financial institution with which such Subsidiary maintains a Deposit Account (including without limitation each Restricted Account Bank with which such Subsidiary maintains a Restricted Account), to transfer to the Company's Account, at the end of each Business Day, in same day funds, an amount equal to the credit balance in each such Restricted Account or Deposit Account.

        (f) Upon any termination of any Restricted Account Letter or other agreement with respect to the maintenance of a Restricted Account by any Loan Party or any Restricted Account Bank, cause such Loan Party to immediately notify all Obligors that were making payments to such Restricted Account to make all future payments to another Restricted Account or to the Company's Account.

6.12 CERTAIN MATTERS RELATING TO MATERIAL CONTRACTS AND RELATED AGREEMENTS.
     ---------------------------------------------------------------------

         Holdings and Company shall, and shall cause each of Company's Subsidiaries to, comply in all material respects with each Material Contract and Related Agreement, maintain each Material Contract and Related Agreement in full force and effect (except as otherwise provided by the terms thereof) and enforce all material rights of any Loan Party thereunder.

6.13 CERTAIN PAYMENTS UNDER RELATED AGREEMENTS.
     -----------------------------------------

         Holdings shall, immediately upon (i) receipt by Holdings of any payments from FCI or any other Person (other than any Loan Party) pursuant to the Tax Allocation Agreement or any other Related Agreement (other than the Acquisition Agreement) or (ii) receipt by Holdings, Flagstar, FCI or any of its Affiliates of any payments from Seller or any of Seller's Affiliates or any other Person pursuant to the Acquisition Agreement (in each case, including without limitation, pursuant to refund or indemnification provisions contained therein), notify Administrative Agent of such receipt and contribute or cause to be contributed, immediately upon receipt thereof by any such Person, all of such payments to Company.


SECTION 7.  HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS

         Each of Holdings and Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each of Holdings and Company shall perform, and shall cause each of Company's Subsidiaries to perform, all covenants in this Section 7.

7.1 INDEBTEDNESS.
    ------------

         Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (i) Company may become and remain liable with respect to the Obligations;

         (ii) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such
                                                          --------
    Capital Leases are permitted under the terms of subsection 7.9;

         (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such
                                                     --------
    intercompany Indebtedness shall be evidenced by promissory notes that are in form and substance satisfactory to Administrative Agent, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement in form and substance satisfactory to Administrative Agent, (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the
                                                  --- -----
    amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made; and
    (d) all such promissory notes are pledged to the Lenders pursuant to the Collateral Documents;

         (v) Holdings may become and remain liable with respect to Indebtedness evidenced by the Holdings Intercompany Notes; provided that (a) each
                                                  --------
    Holdings Intercompany Note is pledged to Administrative Agent pursuant to the terms of the Company Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, and (b) any payment by Holdings under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of
                                         --- -----
    the intercompany Indebtedness evidenced by the Holdings Intercompany Note owing to Company;

         (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                                              ------------

         (vii) Holdings may remain liable with respect to Indebtedness evidenced by the Holdings Notes in an aggregate principal amount not to exceed $150,000,000 plus PIK Interest Amounts plus additional Holdings
                        ----                      ----
    Notes, if any, issued in connection with post-closing purchase price adjustments made pursuant to Section 1.3 of the Acquisition

    Agreement in an aggregate principal amount not to exceed $10,000,000 (or minus the aggregate principal amount of Holdings Notes, if any, that are
    -----
    returned by Seller in connection with post-closing purchase price adjustments made pursuant to Section 1.3 of the Acquisition Agreement);

         (viii)  Holdings may become and remain liable for Permitted
    Royalties and Permitted Management Fees which are not permitted to be paid by this Agreement or the Holdings Note Indenture; and

         (ix) Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred to finance the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of Company or any of its Subsidiaries; provided that the aggregate principal amount of such Indebtedness when
    -------------
    incurred shall not be less than 70% or more than 100% of the fair market value of the equipment, fixtures and any other similar property acquired plus the reasonable installation and delivery charges associated therewith or the remodeling or other improvement costs relating to such facility and provided further that (1) no Event of Default or Potential Event of Default
    -------- -------
    shall have occurred and be continuing at the time of incurrence of such Indebtedness and (2) the aggregate principal amount of all such Indebtedness shall not at any time exceed $5,000,000.

7.2  LIENS AND RELATED MATTERS.
     -------------------------

          A. PROHIBITION ON LIENS. Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings, Company or any of Company's Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents, including Liens granted in favor of a Lender or an Affiliate of such Lender which is a counterparty to an Interest Rate Agreement permitted under subsection 7.4(iii);

          (iii)  Liens described in Schedule 7.2 annexed hereto;
                                    ------------

          (iv) Liens on equipment, fixtures and other similar property of Company and any of its Subsidiaries, securing Indebtedness described in subsection 7.1(ix); provided that any such Lien shall extend only to the
                        -------------
    equipment, fixtures, and other similar property so financed and provided
                                                                    --------
    further that with respect to any such Lien (1) no
    -------

    Event of Default or Potential Event of Default shall have occurred and be continuing at the time of incurrence of such Lien and (2) the aggregate principal amount of all Indebtedness secured by all such Liens shall not at any time exceed $5,000,000.

          (v) Liens on segregated deposit accounts granted to Seller or its Affiliates pursuant to the Restaurant Services Agreement so long as the only funds deposited in such accounts are revenues from Dinnerhouse Properties (as defined in the Restaurant Services Agreement); and

          (vi) Other Liens securing Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

    B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Holdings, Company or any of Company's Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the
                                              --------
foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

    C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Holdings nor Company nor any of Company's Subsidiaries shall enter into any agreement (other than the Holdings Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein or in any other Loan Document, each of Holdings and Company will not, and will not permit any of Company's Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company,
(ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  INVESTMENTS; JOINT VENTURES.
     ---------------------------

          Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Holdings and its Subsidiaries may make and own Investments in Cash Equivalents to the extent, in the case of Holdings, permitted under subsection 7.14;

          (ii) Holdings may continue to own the Investments owned by it as of the Closing Date in Company and its Subsidiaries as described on
    Schedule 5.1 annexed hereto as in effect on the Closing Date and Company
    ------------
    and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company as described on Schedule 5.1
                                                                    ------------
    annexed hereto as in effect on the Closing Date;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsections 7.1(iv) and 7.1(v);

          (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                   ------------

          (vi) Company may own the Investments in Liquor License Affiliates existing as of the Closing Date and make Investments in such Liquor License Affiliates to the extent necessary to enable such Liquor License Affiliates to pay taxes, fees and other expenses as and when required to maintain the liquor licenses held by them; and

          (vii) Company may make Investments in newly formed or newly acquired wholly-owned Subsidiaries which comply with the provisions of subsections 6.8, 6.9, 6.10 and 6.11; provided that such Investments in such newly formed or newly acquired wholly-owned Subsidiaries shall be permitted by subsection
    7.8 and such newly formed or newly acquired wholly-owned Subsidiaries shall make Consolidated Capital Expenditures only as permitted by subsection 7.8; and

          (viii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $100,000.


Notwithstanding anything contained herein to the contrary, Holdings shall not directly own, create or acquire any Subsidiary other than Company.

7.4  CONTINGENT OBLIGATIONS.
     ----------------------

          Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Holdings may become and remain liable with respect to Contingent Obligations in respect of the Holdings Guaranty and Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time $25,000,000;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets; provided that the maximum assumable
                                    --------
    liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by Company's Subsidiaries in connection with such Asset Sales and other sales;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; and

          (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                        ------------
    hereto.

7.5 RESTRICTED JUNIOR PAYMENTS.
    --------------------------

          Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as
                                                     --------
no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (i) Holdings may make cash interest and liquidated damages payments to the holders of the Holdings Notes in accordance with the terms of, and only to the extent required by, the Holdings Note Indenture or Registration Rights Agreement, as the case may be (it being understood that if Holdings has the option to pay payment-in-kind interest or payment-in-kind liquidated damages under the Holdings Note Indenture or Registration Rights Agreement with respect to any interest payments or liquidated damages payments, Holdings is not required by the Holdings Note Indenture or Registration Rights Agreement, as applicable, to make cash interest payments or cash liquidated damages payments thereunder with respect to such interest payments or liquidated damages payments), (ii) Company may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make cash interest payments at the times, and in amounts, described in clause (i) above for the sole purpose of allowing Holdings to make the required cash interest payments as described in clause (i) above immediately upon receipt thereof from Company, in each case so long as Holdings applies the amount of any such

Restricted Junior Payment for such purpose, (iii) Company may make Restricted Junior Payments to Holdings (a) in an aggregate amount not to exceed $250,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, (b) to the extent necessary to permit Holdings to discharge its obligations to FCI under the Tax Allocation Agreement,
(c) to the extent necessary for Holdings to pay Permitted Franchise Fees, and
(d) in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, to the extent necessary for Holdings to pay Permitted Management Fees, in each case, for clauses (a), (b), (c) and (d), so long as Holdings is not prohibited from making such payment under the Holdings Note Indenture, as in effect on the Closing Date, and so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose, and (iv) Holdings may make payments to discharge its obligations under the Tax Allocation Agreement and may pay Permitted Franchise Fees and, in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, Permitted Management Fees, in each case so long as Holdings is not prohibited from making such payment under the Holdings Note Indenture, as in effect on the Closing Date.

7.6  FINANCIAL COVENANTS.
     -------------------

     A. MINIMUM INTEREST COVERAGE RATIO. Each of Holdings and Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense (a) for the Fiscal Quarter ending September 26, 1996 to be less than 1.50:1.00, (b) for the two-Fiscal Quarter period ending December 26, 1996 to be less than 1.50:1.00, (c) for the three-Fiscal Quarter period ending March 27, 1997 to be less than 1.55:1.00, and (d) thereafter for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter as set forth below to be less than the correlative ratio indicated:

                                                   MINIMUM
                   DATE                   INTEREST COVERAGE RATIO
     -----------------------------        -----------------------
      June 26, 1997                               1.65:1.00
      September 25, 1997                          1.75:1.00
      December 25, 1997                           1.85:1.00
      March 26, 1998                              1.85:1.00
      June 25, 1998                               1.90:1.00
      September 24, 1998                          1.95:1.00
      December 24, 1998                           2.00:1.00
      March 25, 1999                              2.00:1.00
      June 24, 1999 and                           2.05:1.00
      the last day of each
       Fiscal Quarter thereafter                  2.10:1.00

     B. MAXIMUM LEVERAGE RATIO. Each of Holdings and Company shall not permit the ratio of (i) (A) Consolidated Total Debt as of September 26, 1996, December 26, 1996 and March 27, 1997, respectively, to (B) Consolidated Adjusted EBITDA multiplied by (a) for the Fiscal Quarter ending September 26, 1996, 4, (b) for
- -------------
the two-Fiscal Quarter period ending December 26, 1996, 2, and (c) for the three-Fiscal Quarter period ending March 27, 1997, 4/3,

(x) for the Fiscal Quarter ending September 26, 1996, to exceed 5.65:1.00, (y) for the two-Fiscal Quarter period ending December 26, 1996, to exceed 5.65:1.00, and (z) for the three-Fiscal Quarter period ending March 27, 1997, to exceed 5.25:1.00 and (ii) (A) Consolidated Total Debt as of the last day of any Fiscal Quarter as set forth below to (B) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such last day, to exceed the correlative ratio indicated:

                   DATE                   MAXIMUM LEVERAGE RATIO
     -----------------------------        -----------------------
      June 26, 1997                               4.90:1.00
      September 25, 1997                          4.60:1.00
      December 25, 1997                           4.35:1.00
      March 26, 1998                              4.30:1.00
      June 25, 1998                               4.10:1.00
      September 24, 1998                          4.00:1.00
      December 24, 1998                           3.85:1.00
      March 25, 1999                              3.85:1.00
      June 24, 1999 and                           3.70:1.00
      the last day of each
       Fiscal Quarter thereafter                  3.65:1.00

     C. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Each of Holdings and Company shall not permit Consolidated Adjusted EBITDA (a) for the Fiscal Quarter ending September 26, 1996 to be less than $11,200,000, (b) for the two-Fiscal Quarter period ending December 26, 1996 to be less than $20,500,000, (c) for the three-Fiscal Quarter period ending March 27, 1997 to be less than $32,500,000, and (d) thereafter for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter as set forth below to be less than the correlative amount indicated:

                                          MINIMUM CONSOLIDATED
                   DATE                     ADJUSTED EBITDA
      -----------------------------        --------------------
      June 26, 1997                              $45,600,000
      September 25, 1997                          47,500,000
      December 25, 1997                           49,000,000
      March 26, 1998                              49,000,000
      June 25, 1998                               49,500,000
      September 24, 1998                          49,500,000
      December 24, 1998                           49,500,000
      March 25, 1999                              49,500,000
      June 24, 1999 and                           49,500,000
      the last day of each
       Fiscal Quarter thereafter                  49,500,000

7.7  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.
     ----------------------------------------------------------------

          Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, alter the corporate, capital or legal structure of Holdings, Company or any of Company's Subsidiaries, including the creation or acquisition of any Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company
                          --------
    or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the
                                                               --------
    consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (v) Company and its Subsidiaries may sell, in sale and leaseback transactions, restaurants opened or acquired after the Closing Date or any equipment acquired after the Closing Date; provided that (a) the obligations
                                               --------
    of Company or any of its Subsidiaries under any related lease are permitted under subsection 7.9, (b) such sale occurs within 180 days of the completion or acquisition of such restaurant or the acquisition of such equipment, (c) the consideration received for such assets is in an amount at least equal to the fair market value thereof and (d) the sole consideration received is cash;

          (vi) subject to subsection 7.13, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $10,000,000 in the aggregate (on a cumulative basis) on and after the Closing Date; provided that (x) the consideration received for such assets
                  --------
    shall be in an amount at least equal to the fair market value thereof; (y) the sole consideration received shall be cash; and
    (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).

7.8  CONSOLIDATED CAPITAL EXPENDITURES.
     ---------------------------------

          Holdings shall not make or incur any Consolidated Capital Expenditures and Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year (or portion thereof in the case of the 1996 Fiscal Year) indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year (or portion thereof in the case of the 1996 Fiscal Year); provided that the Maximum Consolidated Capital
                               --------
Expenditures Amount for any Fiscal Year (other than the 1996 Fiscal Year) shall be increased by an amount ("CARRYOVER AMOUNT") equal to the excess, if any, (but in no event more than 25% of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (or portion thereof in the case of the 1996 Fiscal Year), as set forth in the table below) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (it being understood (i) that Capital Expenditures in any Fiscal Year shall be applied to the Maximum Consolidated Capital Expenditures Amount set forth below before being applied to the Carryover Amount and (ii) any Carryover Amount which is not expended in a Fiscal Year shall not be included in calculating the Carryover Amount for any following Fiscal Year):

                                             MAXIMUM CONSOLIDATED
                FISCAL YEAR                  CAPITAL EXPENDITURES
      -----------------------------          --------------------
      Closing Date through end
       of 1996 Fiscal Year                        $ 5,000,000
      1997                                         15,000,000
      1998                                         16,000,000
      1999 and each Fiscal Year thereafter         18,000,000

7.9  RESTRICTION ON LEASES.
     ---------------------

          Holdings shall not become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease, and Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year (or portion thereof in the case of the 1996 Fiscal Year) shall not exceed the corresponding amount set forth below opposite such Fiscal Year (or portion thereof in the case of the 1996 Fiscal Year):

                                               MAXIMUM CONSOLIDATED
                FISCAL YEAR                       RENTAL PAYMENTS
       -----------------------------           --------------------
       From Closing Date through
         end of 1996 Fiscal Year                    $20,000,000
       1997                                          33,500,000
       1998                                          33,800,000
       1999 and each Fiscal Year thereafter          34,400,000

7.10   SALES AND LEASE-BACKS.
       ---------------------

          Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Holdings or any of its Subsidiaries) or (ii) which Holdings or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided that Company and its
                                             --------
Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

7.11   SALE OR DISCOUNT OF RECEIVABLES.
       -------------------------------

          Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.
       ---------------------------------------------

          Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the transactions contemplated by the Tax Allocation Agreement, the Management Services Agreement, the Permitted Franchise Agreements and any other agreement relating to the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings, Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction
- --------
between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Holdings, Company and Company's Subsidiaries.

7.13   DISPOSAL OF SUBSIDIARY STOCK.
       ----------------------------

          Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(vi) and except pursuant to the Collateral Documents, each of Holdings and Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14   CONDUCT OF BUSINESS.
       -------------------

          From and after the Closing Date, Holdings shall not (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $250,000 at any one time for the purpose of paying general operating expenses of Holdings. From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and
(ii) such other lines of business as may be consented to by Requisite Lenders. From and after the Closing Date, neither Holdings nor Company shall permit any Liquor License Affiliate to (i) engage in any business other than holding liquor licenses and taking all actions necessary to maintain such liquor licenses, (ii) own any assets other than such liquor licenses and Cash and Cash Equivalents in an amount not to exceed $10,000 at any one time for the purpose of paying general operating expenses for said Liquor License Affiliate or (iii) incur any Indebtedness or any Contingent Obligations.

7.15   AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS; AMENDMENTS OF
       ------------------------------------------------------------------
       DOCUMENTS RELATING TO CERTAIN INDEBTEDNESS.
       ------------------------------------------

          A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Neither Holdings nor Company nor any of Company's Subsidiaries will agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any Related Agreement (other than Holdings Intercompany Notes, Tax Allocation Agreement, and any Related Agreement evidencing or governing Indebtedness evidenced by Holdings Notes or any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

          B. AMENDMENTS OF DOCUMENTS RELATING TO CERTAIN INDEBTEDNESS. Each of Holdings and Company shall not, and shall not permit any of Company's Subsidiaries to, amend or otherwise change the terms of Indebtedness evidenced by Holdings Notes (including without limitation each of the Holdings Note Indenture, the Holdings Notes, the Registration Rights Agreement and each of the exhibits to any of the foregoing) or any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness evidenced by Holdings Notes or Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), change any provisions pertaining to payment in kind of interest (including without limitation any definitions relating thereto) under the Holdings Note Indenture, the Holdings Notes, or the Registration Rights Agreement or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness evidenced by Holdings Notes or such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

          C. AMENDMENT OF CERTAIN OTHER DOCUMENTS. Neither Holdings nor Company shall amend or otherwise change the terms of the Holdings Intercompany Notes or Tax Allocation Agreement without the prior written consent of Requisite Lenders.

7.16   FISCAL YEAR.
       -----------

          Company shall not change its Fiscal Year-end from the last Thursday before December 31.


SECTION 8.  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1    FAILURE TO MAKE PAYMENTS WHEN DUE.
       ---------------------------------

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Holdings or Company, as applicable, to pay any interest on any Loan or any fee or any other amount due under this Agreement within two days after the date due; or

8.2    DEFAULT IN OTHER AGREEMENTS.
       ---------------------------

          (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $2,500,000 or more or with an aggregate principal amount of $2,500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other term of
(a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3    BREACH OF CERTAIN COVENANTS.
       ---------------------------

          Failure of Holdings or Company to perform or comply with any term or condition contained in subsection 2.5, 6.1(ix), 6.1(xxiii), 6.2A. or 6.8 or
Section 7 of this Agreement; or

8.4    BREACH OF WARRANTY.
       ------------------

          Any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5    OTHER DEFAULTS UNDER LOAN DOCUMENTS.
       -----------------------------------

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 10 days after the earlier of (a) receipt by Company and such Loan Party of notice from any Agent or any Lender of such default and (b) an officer of any Loan Party becoming aware of such default; or

8.6    INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
       -----------------------------------------------------

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the

Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 30 days unless dismissed, bonded or discharged; or

8.7    VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
       ---------------------------------------------------

          (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8    JUDGMENTS AND ATTACHMENTS.
       -------------------------

          (i) Any money judgment, writ or warrant of attachment or similar process involving (a) in any individual case an amount in excess of $1,000,000 or (b) in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 20 days (or in any event later than five days prior to the date of any proposed sale thereunder) or (ii) any non-monetary judgment, order, writ or warrant of attachment or similar process that is reasonably likely to have a Material Adverse Effect shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 20 days (or in any event later than 5 days prior to the date of any proposed sale thereunder); or

8.9    DISSOLUTION.
       -----------

          Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10   EMPLOYEE BENEFIT PLANS.
       ----------------------

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

8.11   CHANGE IN CONTROL.
       -----------------

          (i) Any Person or any two or more Persons acting in concert (other than KKR, GTO and their respective Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of FCI (or other Securities convertible into such Securities) representing more of the combined voting power of all Voting Stock of FCI than the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange commission under the Exchange Act) by Securities of FCI representing the combined voting power of all Voting Stock of FCI then held by KKR and its Affiliates other than Persons that are Affiliates of KKR solely as a result of owning stock of FCI or
(ii) any Person or two or more Persons acting in concert (other than KKR and its Affiliates) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Flagstar or FCI or
(iii) Flagstar shall cease at any time to be a wholly-owned Subsidiary of FCI or
(iv) Holdings shall cease at any time to be a direct wholly-owned Subsidiary of Flagstar or (v) Company shall cease at any time to be a direct wholly-owned Subsidiary of Holdings or (vi) any Subsidiary of Company (other than a Subsidiary whose aggregate assets and annual revenues do not exceed $100,000 and $100,000, respectively) shall, other than pursuant to a merger permitted under subsection 7.7(i) or pursuant to an Asset Sale permitted under Section 7.7, cease at any time to be a wholly-owned Subsidiary of Company; or (vii) the occurrence of a Change of Control under (and as defined in) the Holdings Note Indenture; or

8.12   INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF
       -------------------------------------------------------------
       OBLIGATIONS.
       ------------

          At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any

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

Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13   FAILURE TO CONSUMMATE ACQUISITION.
       ---------------------------------

          The Acquisition shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Acquisition shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

8.14   ACTION RELATING TO HOLDINGS NOTES.
       ---------------------------------

          Any event shall occur which, under the terms of the Holdings Notes shall require Holdings or any of its Subsidiaries to purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, all or any portion of the Holdings Notes; or Holdings or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of the Holdings Notes except to the extent expressly permitted by subsection 7.5; or

8.15.  MATTERS RELATING TO MATERIAL FLAGSTAR AGREEMENTS.
       ------------------------------------------------

          At any time after the Closing Date, (i) any of Holdings, Company or any of Company's Subsidiaries shall fail at any time to be an "Unrestricted Subsidiary" under, and as defined in, the Flagstar Credit Agreement, the Flagstar Indentures (other than the Flagstar Indenture dated as of November 1,
1989) and any Material Flagstar Agreement executed and delivered after the Closing Date, (ii) FCI, Flagstar or any Affiliate of Flagstar shall enter into a new Material Flagstar Agreement (i) which has provisions applicable to Holdings, Company or any or Company's Subsidiaries or provisions relating to "Unrestricted Subsidiaries" (as defined therein) applicable to Holdings, Company or any or Company's Subsidiaries, in each case which are more adverse to, or more restrictive with respect to, Holdings, Company or any of Company's Subsidiaries in any material respect than the corresponding provisions contained in the Flagstar Credit Agreement or any Flagstar Indenture as in effect on the Closing Date or (b) under which any of Holdings, Company or any of Company's Subsidiaries is not designated as an "Unrestricted Subsidiary" (as defined therein) or (iii) FCI, Flagstar, or any Affiliate of Flagstar that is a party to the Flagstar Credit Agreement, any Flagstar Indenture or any other

Material Flagstar Agreement that is entered into after the Closing Date shall agree to any material amendment to, or otherwise change any material rights relating to, any provisions thereof applicable to Holdings, Company or any of Company's Subsidiaries or any provisions thereof relating to "Unrestricted Subsidiaries" (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries, if the effect of any such amendment or change, together with all other amendments and changes made, is more adverse to, or more restrictive with respect to, Holdings, Company or any or Company's Subsidiaries or to Lenders in any material respect or (iv) FCI, Flagstar or any other Affiliate of Flagstar shall breach or default under any Material Flagstar Agreement relating to Indebtedness or Contingent Obligations in an individual principal amount of $10,000,000 or more or with an aggregate principal amount of $10,000,000 or more, (i) if such breach or default results from the failure to pay principal at final maturity or (ii) if the effect of such breach or default is to cause that Indebtedness or Contingent Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both or otherwise):

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holdings and Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the
           --------
obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

          Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 11.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


SECTION 9.  HOLDINGS GUARANTY

          Holdings hereby consents to and confirms its guaranty of all Obligations of Company and all obligations of Company under Interest Rate Agreements permitted under subsection 7.4(iii) to which a Lender or an Affiliate of such Lender is a counterparty. In furtherance of the foregoing, Holdings hereby agrees as follows:

9.1    GUARANTIED OBLIGATIONS.
       -----------------------

          As consideration for Lenders agreeing to enter into this Agreement and extend the Commitments, make the Loans hereunder and issue the Letters of Credit, Holdings hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at stated maturity, by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) of all Obligations of Company (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company would accrue on such Obligations, whether or not allowable as a claim) and all obligations of Company under Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") permitted under subsection 7.4(iii) to which a Lender or an Affiliate of such Lender (in such capacity, collectively, "INTEREST RATE EXCHANGERS") is a counterparty (the "Guarantied Obligations"). For purposes of this Section 9, Holdings is referred to as a "GUARANTOR". Lenders and Interest Rate Exchangers are each referred to herein as a "GUARANTIED PARTY" and collectively as the "GUARANTIED PARTIES".

9.2    TERMS OF HOLDINGS GUARANTY.
       --------------------------

          Guarantor agrees that the Guarantied Obligations may be extended or renewed, and the Loans repaid and reborrowed in whole or in part, without notice or further assent from it, and that it will remain bound upon this Holdings Guaranty notwithstanding any extension, renewal or other alteration of any such Guarantied Obligation or repayment and reborrowing of the Loans.

          Guarantor waives presentation of, demand of, payment from and protest of any Guarantied Obligation and also waives notice of protest for nonpayment. The obligations of Guarantor under this Holdings Guaranty shall not be affected by, and Guarantor hereby waives its rights (to the extent permitted by law) in connection with:

          (a) the failure of any Agent or any Guarantied Party to assert any claim or demand or to enforce any right or remedy against Company under the provisions of this Agreement, any other Loan Documents or the Lender Interest Rate Agreements or any other agreement or otherwise,

          (b) any extension or renewal of any provision of this Agreement, any other Loan Document or the Lender Interest Rate Agreements,

          (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument executed pursuant hereto or the Lender Interest Rate Agreements,

          (d) the release of any of the security held by any Agent for any of the Guarantied Obligations,

          (e) the failure of any Agent or any Guarantied Party to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations,

          (f) any Agent or any Guarantied Party taking and holding security or collateral for the payment of this Holdings Guaranty, any other guaranties of the Guarantied Obligations or other liabilities of Company, and exchanging, enforcing, waiving and releasing any such security or collateral,

          (g) any Agent or any Guarantied Party applying any such security or collateral and directing the order or manner of sale thereof as such Agent in its discretion may determine, or

          (h) any Agent or any Guarantied Party settling, releasing, compromising, collecting or otherwise liquidating the Guarantied Obligations and any security or collateral therefor in any manner determined by such Agent or such Guarantied Party.

          Guarantor further agrees that this Holdings Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Agent or any other Person to any security held for payment of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Person in favor of Company or any other Person.

          The obligations of Guarantor under this Holdings Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guarantied Obligations, discharge of Company from such Guarantied Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Holdings Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Agent or any Guarantied Party to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law or equity.

          Administrative Agent may, at its election, foreclose on any security held by Administrative Agent by one or more judicial or nonjudicial sales, or exercise any other right or remedy Administrative Agent may have against Company or any security without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guarantied Obligations have been paid. Guarantor waives any defense arising out of such election by Administrative Agent, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security, so long as Administrative Agent has acted in a commercially reasonable manner.

          Guarantor further agrees that this Holdings Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantied Obligation is rescinded or must otherwise be restored by Administrative Agent upon the bankruptcy or reorganization of Company or otherwise.

          Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that Administrative Agent may have at law or in equity against Guarantor by virtue hereof, upon the failure of Company to pay any of its Guarantied Obligations when and as the same shall become due (whether at stated maturity, by required prepayment, declaration, demand or otherwise), Guarantor will forthwith pay, or cause to be paid, in cash, to Administrative Agent an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations, accrued and unpaid interest on such Guarantied Obligations and all other Obligations of Company to Administrative Agent.

    Guarantor further agrees as follows:

          (i) Guarantor hereby waives (i) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Holdings Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Agent or any Guarantied Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Agent or any Guarantied Party, and (ii) any right of contribution Guarantor may have against any other guarantor of any of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848);

          (ii) In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other guarantor under the Guaranty) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation
    Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

          (iii) In accordance with Section 2856 of the California Civil Code, Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other guarantor under the Guaranty) of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

          The foregoing California waivers are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations. As used in the foregoing paragraph, any reference to "the principal" includes Company, and any reference to "the creditor" includes each Agent, each Lender and each Interest Rate Exchanger.

          Guarantor hereby waives and relinquishes any duty on the part of any Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Company or any of its Subsidiaries now known or hereafter known by any Agent or any Lender.

          Guarantor further agrees that, to the extent the agreement to waive its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights or subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agents or Guarantied Parties may have against Company, to all rights, title and interest Agents or Guarantied Parties may have in any such collateral or security, and to any right Agents or Guarantied Parties may have against such other guarantor. Administrative Agent, on behalf of Guarantied Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations (other than Guarantied Obligations which are contingent and unliquidated and not due and owing on such date and which pursuant to the provisions of the Credit Agreement survive the termination of the Credit Agreement, the repayment of the Guarantied Obligations, the termination of the Commitments and the expiration or cancellation of all Letters of Credit) shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Guarantied Parties and shall forthwith be paid over to Administrative Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon failure of Company to pay its Guarantied Obligations when due (whether at stated maturity, by required prepayment, declaration, demand or otherwise) and consequent acceleration of the Obligations pursuant to Section 8, each Agent is hereby authorized by Guarantor at any time or from time to time, without notice to Guarantor or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including, not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time owing by such Agent to or for the credit or the account of Guarantor against and on account of the obligations and liabilities of Guarantor to such Agent under this Holdings Guaranty, including, but not limited to, all such obligations and liabilities with respect to all claims of any nature or description arising out of or connected with this Agreement, this Holdings Guaranty or the Letters of Credit or any of the other Loan Documents, irrespective of whether or not such Agent, with respect to any Obligation owed under the Letters of Credit or this Agreement, shall have made any demand hereunder. Each Agent agrees promptly to notify Guarantor after any such set-off and application is made by such Agent.

          Notwithstanding anything contained in this Section 9 to the contrary, this Holdings Guaranty shall not be effective or in full force and effect until the Closing Date.

SECTION 10. AGENTS

10.1   APPOINTMENT.
       -----------

       A. APPOINTMENT OF ADMINISTRATIVE AGENT. CL is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 10 are solely for the benefit of Administrative Agent, the other Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

       B. APPOINTMENT OF CO-SYNDICATION AGENTS. Bankers, Chemical and CUSA are hereby appointed as Co-Syndication Agents hereunder and under the other Loan Documents and each Lender hereby authorizes each Co-Syndication Agent to act as a Co-Syndication Agent in accordance with the terms of this Agreement and the other Loan Documents. Each Co-Syndication Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 10 are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Co-Syndication Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

       C. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

            In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 10 and of subsections 11.2 and
11.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

            Should any instrument in writing from Holdings, Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings and Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

10.2   POWERS AND DUTIES; GENERAL IMMUNITY.
       -----------------------------------

       A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to said Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

       B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

       C. EXCULPATORY PROVISIONS. Neither any Agent nor any of each of their officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), said Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings, Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.6).

       D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

10.3   REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
       ------------------------------------------------------------------
       CREDITWORTHINESS.
       ----------------

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings, Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings, Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

10.4   RIGHT TO INDEMNITY.
       ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as an Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be
                                       --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

10.5   SUCCESSOR AGENTS AND SWING LINE LENDER.
       --------------------------------------

          A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent with the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 10.5A shall also constitute the resignation or removal of CL or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 10.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal
                                    ----------
amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

          C. SUCCESSOR CO-SYNDICATION AGENTS. Any Co-Syndication Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and any Co-Syndication Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and such Co-Syndication Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Co-Syndication Agent. Upon the acceptance of any appointment as Co-Syndication Agent hereunder by a successor Co-Syndication Agent, that successor Co-Syndication Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Co-Syndication Agent and the retiring or removed Co-Syndication Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Co-Syndication Agent's resignation or removal hereunder as Co-Syndication Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Syndication Agent under this Agreement.

10.6   COLLATERAL DOCUMENTS AND GUARANTIES.
       -----------------------------------

          Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not (i) enter
                       --------
into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 11.6, all Lenders); provided further, however, that,
                                           -------- -------  -------
without further written consent or authorization from Lenders, Administrative

Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders or all Lenders, as applicable, have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders or all Lenders, as applicable, have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Holdings, each Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.


SECTION 11. MISCELLANEOUS

11.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.
       -------------------------------------------------------------

       A. GENERAL. Subject to subsection 11.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment or transfer described in clause (i) above
- -------
shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 11.1B(ii); provided, further
                                                              --------  -------
that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything
                                           --------  -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 10.5. Except as otherwise provided in this subsection 11.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

    B.   ASSIGNMENTS.

         (i) Amounts and Terms of Assignments.  Each Commitment, Loan, Letter of
             --------------------------------
    Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and each Agent or (b) be assigned in an aggregate amount of not less than $2,500,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and each Agent (which consent of Company and such Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement,
    (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 11.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the
                                --------
    Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of
    Exhibit IV or Exhibit V annexed hereto, as the case may be, with appropriate
    ----------    ---------
    insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register.
               -----------------------------------------------------------
    Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 11.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if each Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 11.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of any Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 11.1B(ii).

    C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 11.4 and 11.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 11.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Holdings and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 11.19.

     F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 11.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

11.2   EXPENSES.
       --------

          Whether or not the transactions contemplated hereby shall be consummated, each of Holdings and Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Loan Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation and execution of the commitment letter relating to the transactions contemplated herein and the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to any Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including without limitation the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by any Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9B, any environmental audits or reports provided for under subsection 4.1M or 6.9A(vii);
(vi) all the actual costs and reasonable expenses arising from the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agents

(including without limitation the reasonable fees, expenses and disbursements of consultants and other experts and actual costs and reasonable expenses of Agents, including without limitation due diligence and syndication expenses) in connection with the syndication of the Commitments and the negotiation, preparation and execution of the commitment letter relating to the transactions contemplated herein and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

11.3   INDEMNITY.
       ---------

          In addition to the payment of expenses pursuant to subsection 11.2, whether or not the transactions contemplated hereby shall be consummated, each of Holdings and Company agrees to defend (subject to Indemnitees' consent to such defense, the terms and conditions thereof and selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that neither Holdings nor Company shall have
                          --------
any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of that Indemnitee.

          As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Flagstar with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings, Company or any of Company's Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Holdings and Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

11.4   SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.
       ----------------------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Holdings and Company at any time or from time to time, without notice to Holdings or Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Holdings or Company against and on account of the obligations and liabilities of Holdings or Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

11.5   RATABLE SHARING.
       ---------------

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part
                                                    --------
of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Holdings or any of its Subsidiaries or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each of Holdings and its Subsidiaries expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Holdings or any of it Subsidiaries to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

11.6   AMENDMENTS AND WAIVERS.
       ----------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Holdings or Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment,
                                  --------
modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders", "Requisite Class Lenders" or "Supermajority Term Lenders" ; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to 10% or more in aggregate fair market value of the Collateral (other than in accordance with the terms of the Loan Documents); releases Holdings from its obligations under the Holdings Guaranty or releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 11.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of each Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision changing any voluntary or mandatory prepayments or Commitment reductions applicable to any Class (an "AFFECTED CLASS") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any provision which only postpones or reduces any voluntary or mandatory prepayment or Commitment reduction from those set forth in subsection 2.4 with respect to only one Class shall be deemed to not disproportionately disadvantage the other Class, and, therefore, shall not require the consent of the Requisite Class Lenders of such other Class), (v) no amendment, modification, termination or waiver of any provision changing any interim scheduled payments of Term Loans shall be effective without the written concurrence of the Supermajority Term Lenders , and (vi) no amendment, modification, termination or waiver of any provision of Section 10 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Holdings or Company in any case shall entitle Holdings or Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 11.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Holdings or Company, on Holdings or Company.

11.7   INDEPENDENCE OF COVENANTS.
       -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

11.8   NOTICES.
       -------

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to any Agent shall not be effective until
           --------
received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Holdings, Company and any Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

11.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
       ------------------------------------------------------

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Holdings and Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 11.2, 11.3 and 11.4 and the agreements of Lenders set forth in subsections 10.2C, 10.4 and 11.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

11.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
       -----------------------------------------------------

          No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.11  MARSHALLING; PAYMENTS SET ASIDE.
       -------------------------------

          Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Holdings, Company or any other party or against or in payment of any or all of the Obligations. To the extent that Holdings or Company makes a payment or payments to Agents or Lenders (or to any Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12  SEVERABILITY.
       ------------

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
       ----------------------------------------------------------

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

11.14  HEADINGS.
       --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

11.15  APPLICABLE LAW.
       --------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11.16  SUCCESSORS AND ASSIGNS.
       ----------------------

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 11.1). None of Holdings' and Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Holdings or Company without the prior written consent of all Lenders.

11.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
       ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST OR BY HOLDINGS OR COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF HOLDINGS AND COMPANY, AGENTS AND LENDERS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO HOLDINGS OR COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 11.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EACH OF HOLDINGS AND COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST HOLDINGS AND COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 11.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

11.18  WAIVER OF JURY TRIAL.
       --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE

LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
11.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11.19  CONFIDENTIALITY.
       ---------------

          Each Lender shall hold all non-public written information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company (other than any such information independently obtained by such Lender) in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Holdings and Company that in any event a Lender may make disclosures to officers, directors, agents, advisors and Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein and then only on a confidential basis or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by
                           --------
applicable law or court order, each Lender shall use its reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to
- --------  -------
return any materials furnished by Holdings or any of its Subsidiaries.

11.20  COUNTERPARTS; EFFECTIVENESS.
       ---------------------------

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          GUARANTOR:

                           FRD ACQUISITION CO.


                           By:    /s/ Ronald B. Hutchison
                                  --------------------------------
                           Title:     Vice President and Treasurer
                                  --------------------------------

                           Notice Address:

                                18831 Von Karman Avenue
                                Irvine, California  92715
                                Attn:  President



            COMPANY:

                           FRI-M CORPORATION


                           By:    /s/ Ronald B. Hutchison
                                  --------------------------------
                           Title:     Vice President and Treasurer
                                  --------------------------------

                           Notice Address:

                                18831 Von Karman Avenue
                                Irvine, California  92715
                                Attn:  President

            LENDERS:

                           CREDIT LYONNAIS NEW YORK BRANCH,
                           individually and as Administrative Agent

                           By:    /s/ Fred Haddad
                                  ----------------------------
                           Title:     Senior Vice President
                                  ----------------------------

                           Notice Address:

                                Credit Lyonnais
                                1301 Avenue of the Americas
                                New York, New York  10019
                                Attn:  Mark Koneval



                           BANKERS TRUST COMPANY,
                           individually and as Co-Syndication Agent



                           By:    /s/ Mary Jo Jolly
                                  ----------------------------
                           Title:     Assistant Vice President
                                  ----------------------------

                           Notice Address:

                                Bankers Trust Company
                                One Bankers Trust Plaza
                                130 Liberty Street
                                14th Floor
                                New York, New York  10006
                                Attn:  Mary Jo Jolly

                           With a copy to:

                                Bankers Trust Company
                                300 South Grand Avenue, 41st Floor
                                Los Angeles, California  90071
                                Attn:  Mike Duckworth

                           CHEMICAL BANK,
                           individually and as Co-Syndication Agent



                           By:    /s/ William Rindfuss
                                --------------------------------------------
                           Title:   Vice President
                                  ------------------------------------------


                           Notice Address:

                                Chemical Bank
                                270 Park Avenue
                                New York, New York  10017
                                Attn:  Bill Rindfuss



                           CITICORP USA, INC.,
                           individually and as Co-Syndication Agent



                           By:      /s/ Michael Mahre
                               ---------------------------------------------
                           Title:   Attorney-in-Fact
                                  ------------------------------------------


                           Notice Address:

                                Citicorp USA, Inc.
                                399 Park Avenue
                                New York, New York  10043
                                Attn:  Michael Mahre

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES

                                                                                Pro Rata
                                            Pro Rata Share      Revolving        Share
                             Term Loan         (re: Term          Loan         (re: Rev.    Pro Rata Share        Total
        Lender               Commitment         Loans)          Commitment       Loans)        (Overall)        Commitment
        ------               ----------         ------          ----------       ------        ---------        ----------

Bankers Trust Company      $18,666,666.66      33.33333333%   $            0           0%      20.51282051%   $18,666,666.66
Chemical Bank               18,666,666.67      33.33333333                 0           0       20.51282051     18,666,666.67
Citicorp USA, Inc.          18,666,666.67      33.33333333                 0           0       20.51282051     18,666,666.67
Credit Lyonnais
 New York Branch                        0                0     35,000,000.00         100       38.46153846     35,000,000.00
                           --------------     ------------    --------------         ---      ------------    --------------
     TOTAL                 $56,000,000.00     100.00000000%   $35,000,000.00         100%     100.00000000%   $91,000,000.00